UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-11(c) or § 240.14a-12
JLL Income Property Trust, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box)
☒    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11

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JLL INCOME PROPERTY TRUST, INC.
333 WEST WACKER DRIVE
CHICAGO, ILLINOIS 60606
NOTICE TO STOCKHOLDERS OF ANNUAL MEETING
TO BE HELD ON JUNE 12, 2025
Dear Stockholder:
JLL Income Property Trust, Inc., a Maryland corporation, will hold its 2025 annual meeting of stockholders virtually via internet webcast at 8:30 a.m. Central Time on Thursday, June 12, 2025. As used herein, “we,” “our,” “us” and “our company” each refers to JLL Income Property Trust, Inc. The annual meeting will be held for the following purposes:
1.to elect nine directors to our board of directors for the ensuing year;
2.to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025; and
3.to transact such other business as may properly come before the meeting and any adjourned session of the meeting.
We are pleased to use the “notice and access” method of providing proxy materials to our stockholders over the internet. We believe this method will expedite stockholders’ receipt of proxy materials, lower the costs associated with our annual meeting and conserve natural resources. Our proxy materials will be made available on or about April 1, 2025. We will mail, or electronically deliver for those who have consented, a Notice of Internet Availability of Proxy Materials (the “Notice”), which will indicate how to access our proxy materials, as well as how to request a paper copy. Only stockholders of record at the close of business on March 14, 2025 (the “Record Date”) are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.
Stockholders as of the Record Date who wish to participate in the virtual annual meeting may attend by visiting the web portal located at www.virtualshareholdermeeting.com/JLLIPT2025 and entering the 16-digit control number found on their proxy card or voting instruction form previously sent. Technical assistance will be available for stockholders encountering any difficulties accessing the virtual annual meeting. The technical support contact information will appear on the meeting website prior to the start of the annual meeting.
Rules of conduct for the annual meeting will be posted at www.virtualshareholdermeeting.com/JLLIPT2025 before the annual meeting commences.
By Order of the Board of Directors of JLL Income Property Trust, Inc.
/s/ Gordon G. Repp
Gordon G. Repp
Secretary
April 1, 2025
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Your vote is very important without regard to the number of shares you own on the Record Date. Although you are invited to attend the meeting and vote your shares virtually in person, if you are unable to attend, you can authorize a proxy to vote your shares easily and quickly over the internet or by touch-tone telephone by following the instructions on the proxy card. In addition, you may authorize a proxy by mail by following the instructions in the Notice to request a paper copy of our proxy materials and marking, signing, dating and returning the enclosed proxy card.
If, after providing voting instructions, you later decide to change your vote, you may do so by (1) attending the meeting, including any adjournments or postponements thereof, revoking your proxy and voting your shares virtually in person, or (2) submitting a new proxy authorization over the internet, by touch-tone telephone or by mail. Your subsequent proxy authorization will supersede any proxy authorization you previously made.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 12, 2025
A copy of our Annual Report for the fiscal year ended December 31, 2024, the Notice to Stockholders of Annual Meeting, this proxy statement and a form of proxy are available on the internet at www.proxyvote.com.

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JLL INCOME PROPERTY TRUST, INC.
333 WEST WACKER DRIVE
CHICAGO, ILLINOIS 60606
PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2025
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
We are providing you with this proxy statement, which contains information about the items to be voted upon at the 2025 annual meeting of stockholders (the “Annual Meeting”). To make this information easier to understand, we have presented the information below in a question and answer format. The words “we,” “our,” “us,” “our company” and “JLL Income Property Trust” refer to JLL Income Property Trust, Inc. and its subsidiaries. The terms “advisor” and “LaSalle” refer to LaSalle Investment Management, Inc., and the terms “sponsor” and “JLL” refer to Jones Lang LaSalle Incorporated.
When and where is the Annual Meeting?
The Annual Meeting will be held virtually via internet webcast on Thursday, June 12, 2025, at 8:30 a.m. Central Time.
Stockholders as of the Record Date (as defined below) who wish to participate in the virtual Annual Meeting may attend by visiting the web portal located at www.virtualshareholdermeeting.com/JLLIPT2025 and entering the 16-digit control number found on their proxy card or voting instruction form previously sent. Technical assistance will be available for stockholders encountering any difficulties accessing the virtual Annual Meeting. The technical support contact information will appear on the meeting website prior to the start of the Annual Meeting.
Rules of conduct for the Annual Meeting will be posted at www.virtualshareholdermeeting.com/JLLIPT2025 before the Annual Meeting commences.
What is this document and why have I received it?
This proxy statement and the proxy card are being furnished to you, as a stockholder of JLL Income Property Trust, because our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement contains information that stockholders should consider before voting on the proposals to be presented at the Annual Meeting.

Our proxy materials, including the Notice to Stockholders of Annual Meeting, this proxy statement, a form of proxy and our annual report, will be made available on or about April 1, 2025. We will mail, or electronically deliver for those stockholders who have consented, a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record entitled to vote at the Annual Meeting, which will indicate how to access our proxy materials, as well as how to request a paper copy.
What is a proxy?
A proxy is a person who votes the shares of stock of another person who is not able to attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing C. Allan Swaringen and Gordon G. Repp, each of whom serves as an officer of our company, as your proxies, and you are giving them permission to vote your shares of common stock at the Annual Meeting. The appointed proxies will vote your shares of common stock as you instruct, unless you submit your proxy without instructions. If you submit your proxy without instructions, the proxies will vote in accordance with the recommendation of our board of directors with respect to any proposals to be voted upon or, in the absence of such a recommendation, in their discretion. If you do not submit your proxy, they will not vote your shares of common stock. This is why it is important for you to return the proxy card to us (or submit your proxy via telephone or electronically) as soon as possible whether or not you plan to attend the Annual Meeting.
Can I vote my shares by filling out and returning the Notice?
No. The Notice contains instructions on how to access our proxy materials over the internet and how to request a paper copy of such materials. The Notice is not a ballot, and you cannot use the Notice to vote your shares.
What is to be considered at the Annual Meeting?
There are two proposals expected to be presented at the Annual Meeting:
1.the election of nine directors to our board of directors for the ensuing year; and
2.the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2025.
No cumulative voting is authorized, and dissenters’ rights are not applicable to matters being voted upon.
How is this solicitation being made and who will bear the costs of soliciting votes?
We are using the “notice and access” method of providing proxy materials to our stockholders over the internet and mailing, or electronically delivering for those stockholders who have consented, the Notice, which will indicate how to access our proxy materials, as well as how to request a paper copy. We believe this method will expedite stockholders’ receipt of proxy materials, lower the costs associated with the Annual Meeting and conserve natural resources. Supplemental solicitations may be made by mail or telephone by our officers and representatives, who will receive no extra compensation for their services. We have hired Broadridge Financial Solutions, Inc. (“Broadridge”) to assist us in the distribution of our proxy materials and for the solicitation of proxy votes. The expenses in connection with this solicitation, including preparing and delivering these proxy materials, will be borne by us and we will pay Broadridge customary fees and expenses for these services. We estimate the costs associated with soliciting, preparing and delivering the proxy materials and Broadridge’s fees and expenses to be approximately $170,000. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to holders of record of our shares of common stock as of the close of business on the Record Date. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.
Will my vote make a difference?
YES! Your vote is needed to ensure that the proposals can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder proxies. We encourage you to participate in the governance of our company.
Who is entitled to vote?
Holders of record of our shares of common stock as of the close of business on March 14, 2025 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting, or any postponements or adjournments of the Annual Meeting. As of the close of business on the Record Date, there were 86,931,965; 20,100,280; 2,951,653; 101,899,689; and 11,133,373 shares of Class A, Class M, Class A-I, Class M-I, and Class D common stock issued and outstanding, respectively, for a total of 223,016,960 shares of our common stock, $0.01 par value per share, issued and outstanding. Each outstanding share of our common stock entitles its holder to cast one vote on each proposal to be voted on during the Annual Meeting.
What constitutes a quorum?
The presence, either virtually in person or by proxy, of at least a majority of the shares entitled to vote at the Annual Meeting on any matter will constitute a quorum. If a quorum is not present at the Annual Meeting, or if a quorum is present but sufficient votes to approve a proposal are not received, the chair of the Annual Meeting may adjourn the Annual Meeting from time to time to a date not more than 120 days from the original Record Date to permit further solicitation of proxies.
How is a quorum determined?
For the purpose of determining whether a quorum is present at the Annual Meeting, we will count shares represented virtually, in person, or by properly executed proxy. We will treat shares that abstain from voting as to a particular matter and broker non-votes (as defined below) as shares that are present at the Annual Meeting for purposes of determining whether a quorum exists, but we will not count them as votes cast on such matter. A “broker non-vote” occurs when a broker does not vote on a matter on the proxy card because the broker does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.

What is the voting requirement to approve each of the proposals?
Election of Directors. The election of each nominee for director requires the affirmative vote of a majority of the shares represented virtually in person or by proxy at the Annual Meeting at which a quorum is present. This means that a nominee for election to our board of directors needs to receive more votes for his or her election than withheld from or present but not voted in his or her election in order to be elected to our board of directors. As a result, any shares present virtually in person or by proxy, but not voted (whether by abstention, broker non-vote or otherwise) will have the effect of votes against the election of nominees to our board of directors. If an incumbent nominee for the board of directors fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover director” until his or her successor is duly elected and qualifies.
Ratification of Auditors. The ratification of KPMG as our independent registered public accounting firm for the year ending December 31, 2025 requires the affirmative vote of at least a majority of all votes cast at the Annual Meeting virtually in person or by proxy. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the vote.
How do I vote if I am a registered stockholder?
If you are a registered stockholder (that is, if your shares are registered on our records in your name and not in the name of your broker or nominee), you may vote in person by attending the Annual Meeting virtually via internet webcast. Additionally, you may use any of the following three options for authorizing a proxy to vote your shares prior to the Annual Meeting:
1.via the internet by going to www.proxyvote.com and following the on-screen directions;
2.by phone by calling the number listed on the proxy card and following the instructions; or
3.by mail by following the instructions in the Notice to receive a copy of our proxy materials and marking, signing, dating and returning the enclosed proxy card.
See the Notice and proxy card for more instructions on how to vote your shares. If you authorize a proxy by telephone or internet, you do not need to mail your proxy card.
All proxies that are properly executed and received by our Secretary prior to the Annual Meeting, and are not revoked, will be voted at the Annual Meeting. Shares represented by properly executed proxies will be voted in accordance with the instructions on those proxies. If no specification is made on a properly executed proxy, it will be voted FOR the election of each of the nominees set forth in Proposal No. 1 and FOR the ratification of the appointment of KPMG as our independent registered public accounting firm as set forth in Proposal No. 2.
Even if you plan to attend the Annual Meeting virtually in person, we urge you to return your proxy card or submit a proxy by telephone or via the internet to ensure the representation of your shares at the Annual Meeting.

How do I vote if I hold my shares in “street name”?
If your shares are held by your bank, advisor, or broker as your nominee (that is, in “street name”), you are considered the beneficial owner of your shares. You should receive a proxy or voting instruction form from the institution that holds your shares. Follow the instructions included on that form regarding how to instruct your broker to vote your shares.
If your shares are held in street name and you wish to attend the Annual Meeting and/or vote virtually in person, you will need to get the attendance and log-in information from the record holder of your shares.
How does the board of directors recommend that I vote?
Unless you give other instructions on your proxy, the individuals named on the proxy as proxy holders will vote in accordance with the recommendation of our board of directors. Our board of directors recommends that you vote your shares as follows:
•FOR the election of each of the nine nominees to our board of directors; and
•FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2025.
Can I change my vote after submitting my proxy?
You may revoke a previously submitted proxy at any time prior to the Annual Meeting in any of three ways:
1.Submitting a written notice of revocation to the Secretary of JLL Income Property Trust, c/o Stockholder Services, 333 West Wacker Drive, Chicago, Illinois 60606, which must be received prior to the Annual Meeting, must be signed and must include your name and account number;
2.Submitting another proxy with a later date (provided such proxy is received prior to the Annual Meeting); or
3.Attending the Annual Meeting and voting virtually in person (although attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request).
If we receive your proxy authorization by telephone or over the internet, we will use procedures reasonably designed to authenticate your identity to allow you to authorize the voting of your shares in accordance with your instructions and to confirm that your instructions have been properly recorded. Proxies authorized by telephone or via the internet may be revoked at any time before they are voted in the same manner that proxies authorized by mail may be revoked.
If your shares are held in street name, you should follow the instructions for revoking a proxy provided by your bank, advisor, or broker.

What happens if an incumbent nominee for the board of directors does not receive the affirmative vote of a majority of the shares of our common stock present virtually in person or by proxy at the Annual Meeting?
If an incumbent nominee for the board of directors does not receive the affirmative vote of a majority of the shares of our common stock present virtually in person or by proxy at the Annual Meeting, then under Maryland law, he or she will continue to serve as a “holdover director” until his or her successor is duly elected. In addition, the nominating, governance and compensation committee of our board of directors (the “Nominating Committee”) and our board of directors will take the information into account in connection with future director nominee discussions.
What happens if stockholders do not ratify the appointment of KPMG as our independent registered public accounting firm?
The stockholder vote on the ratification of KPMG as our independent registered public accounting firm is not binding on our company. If the stockholders do not ratify the appointment, the audit committee of our board of directors (the “Audit Committee”) will reconsider the appointment.
What happens if additional proposals are presented at the Annual Meeting?
Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the Annual Meeting. If other matters are presented and you are voting by proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.
Who will count the votes at the Annual Meeting?
Gordon G. Repp, our Secretary, will tabulate the votes and act as Inspector of Elections.
Where can I find the voting results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and then disclose the final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the date of the Annual Meeting. If final voting results are not known when such Form 8-K is filed, they will be announced in an amendment to such Form 8-K within four business days after the final results become known.
How can I get copies of this proxy statement and additional information?
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain copies of this proxy statement and all other documents filed by us with the SEC free of charge from our website at www.JLLIPT.com, and for the Proxy Statement and other Annual Meeting materials from www.proxyvote.com or by calling our Proxy Agent team at 833-215-7303. Our website address is provided for your information and convenience. Our website is not incorporated into this proxy statement and should not be considered part of this proxy statement. Additionally, you may read and copy any reports, statements, or other information we file with the SEC free of charge on the website maintained by the SEC at www.sec.gov.

When are stockholder proposals due for the 2026 annual meeting?
Under SEC regulations, any stockholder desiring to make a proposal to be acted upon at our 2026 annual meeting of stockholders must cause such proposal to be received at our principal executive offices located at 333 West Wacker Drive, Chicago, Illinois 60606, Attention: Secretary, no later than December 2, 2025 in order for the proposal to be considered for inclusion in our proxy statement for that meeting; provided, however, that in the event that the date of the 2026 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the Annual Meeting, the deadline for the delivery of such stockholder proposal will be a reasonable time prior to the date we begin to print and send our proxy materials. Stockholders also must follow the procedures prescribed in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Pursuant to Article II, Section 11(a)(2) of our bylaws, if a stockholder wishes to present a proposal, including a nomination or other business, at the 2026 annual meeting of stockholders, whether or not the proposal is intended to be included in the proxy statement for that meeting, the stockholder must give advance written notice thereof to our Secretary at our principal executive offices, no earlier than November 2, 2025 and no later than 5:00 p.m., Central Time, on December 2, 2025; provided, however, that in the event that the date of the 2026 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the Annual Meeting, written notice of a stockholder proposal must be delivered not earlier than the 150th day prior to the date of the 2026 annual meeting of stockholders and not later than 5:00 p.m., Central time, on the later of the 120th day prior to the date of the 2026 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made. Any stockholder proposals not received by us by the applicable date in the previous sentence will be considered untimely. Rule 14a-4(c) promulgated under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits with respect to such untimely proposals. We presently anticipate holding the 2026 annual meeting of stockholders in June 2026.
In addition to the notice and information requirements contained in our bylaws, and consistent with the universal proxy rules, stockholders who, in connection with the 2026 annual meeting of stockholders, intend to solicit proxies in support of director nominees other than our company’s nominees must provide written notice thereof to our Secretary at our principal executive offices that sets forth the information required by Rule 14a-19 no later than April 13, 2026 unless the date of the 2026 annual meeting of stockholders has changed by more than 30 calendar days from the anniversary date of the Annual Meeting, in which case such notice must be provided by the later of 60 calendar days prior to the date of the 2026 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made by our company.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
Background
At the Annual Meeting, nine directors are to be elected for the ensuing year and until their successors are elected and qualify. Five of the nominees are independent and four are affiliated. Each of the nominees for director currently is a director of JLL Income Property Trust and has consented to be named in this proxy statement and to continue to serve as our director if elected. Pursuant to our bylaws, we can have no more than 15 and no fewer than three directors. A majority of our directors must be “independent” (“Independent Directors”) under the independence standards established by our charter and the standards of the New York Stock Exchange (“NYSE”). Pursuant to our bylaws, at least three of our directors must be designated by LaSalle (“Affiliated Directors”) for so long as it serves as our advisor. In addition, the remaining directors need to be individuals recommended by our Nominating Committee and nominated by our board of directors, after consultation with LaSalle. The election of each nominee for director requires the affirmative vote of a majority of the shares represented virtually in person or by proxy at the Annual Meeting. If elected, each director will hold office until the date of the 2026 annual meeting of stockholders and until his or her successor is elected and qualifies, subject to earlier death, resignation or removal from office.
Our board of directors has nominated (1) R. Martel Day, Tamara D. Fischer, Douglas A. Lindgren, William E. Sullivan, and Robin M. Zeigler as the Independent Directors and (2) Lynn C. Thurber, Bradley J. Gries, Lisa L. Kaufman and C. Allan Swaringen as the Affiliated Directors. Ms. Thurber has served on our board of directors since November 2011; Mr. Sullivan has served on our board of directors since September 2012; Mr. Day has served on our board of directors since June 2015; Ms. Zeigler has served on our board of directors since July 2021; Messrs. Lindgren and Swaringen have served on our board of directors since August 2022; Ms. Fischer has served on our board of directors since March 2023; Mr. Gries has served on our board of directors since August 2024; and Ms. Kaufman has served on our board of directors since November 2024.

Information About Director Nominees

The following table and biographical descriptions provide information about the nominees to our board of directors:

Name	Age*	Position
Lynn C. Thurber	78	Affiliated Director, Chair of the Board
R. Martel Day	75	Independent Director
Tamara D. Fischer	69	Independent Director
Bradley J. Gries	49	Affiliated Director
Lisa L. Kaufman	58	Affiliated Director
Douglas A. Lindgren	63	Independent Director
William E. Sullivan	70	Independent Director
C. Allan Swaringen	64	Affiliated Director, Chief Executive Officer and President
Robin M. Zeigler	52	Independent Director
______
*As of April 1, 2025.
The principal occupation and certain other information about the nominees are set forth below:
Lynn C. Thurber has served as our Chair of the Board since November 2011. Ms. Thurber has been a part-time employee of LaSalle since 2017, for the purpose of serving on our board of directors. Ms. Thurber served as the non-Executive Chair of LaSalle from December 2006 until December 2017. Ms. Thurber served as the Chief Executive Officer of LaSalle from 2000 to December 2006 and Co-President from 1994 to 2000. Between 1995 and 2007, Ms. Thurber was a member of the board of directors or advisory board of a number of privately held real estate investment funds sponsored by LaSalle. She also served as Chief Executive Officer of Alex Brown Kleinwort Benson Realty Advisors (“ABKB”), from 1992 until the company merged with LaSalle Partners in 1994. Prior to joining ABKB, Ms. Thurber was a Principal at Morgan Stanley & Co. Ms. Thurber was also a member of the board of directors of Duke Realty Corporation, a publicly listed real estate investment trust (“REIT”) (NYSE: DRE), where she was a member of the Audit and Finance Committees from 2008 to 2012, and again from 2021 until October 2022, a member of the Compensation Committee from 2012 to 2018, a member of the Nominating and Governance Committee from 2018 to 2021 and a member of the Finance Committee, for which she served as chair, from 2021 until October 2022. Ms. Thurber is also a member of the board of trustees of Acadia Realty Trust, a publicly listed REIT (NYSE: AKR) where she is a member of the Audit Committee, for which she served as chair through May 2024, the Executive Compensation Committee through May 2024, and the Finance Committee, and its chair, from May 2024 to the present . She formerly served as a member of the board of directors of Investa Property Group, an Australian based real estate owner, developer and fund manager, from 2009 until February

2016, and as a member of the Real Estate Information Standards Board in the United States from 2008 through 2013. She is also a trustee of the Urban Land Institute and was its chair from July 2013 until July 2015. Ms. Thurber previously served as a member of and formerly chaired the Advisory Board of the ULI Randall Lewis Center for Sustainability in Real Estate, and formerly chaired the Pension Real Estate Association. Ms. Thurber also previously served as a member of the board of directors of JLL and is a former member of the board of directors and Executive Committee of the Association of Foreign Investors in Real Estate and the board of directors of the Toigo Foundation. Ms. Thurber holds an M.B.A. from Harvard Business School and an A.B. in mathematics from Wellesley College.
R. Martel Day has served as one of our directors since July 2015. Mr. Day has more than 35 years of experience in the direct investment industry. He is the founder and principal of NLR Advisory Services and Managing Director of Alliance 160. Both firms work with alternative investment asset managers to access retail capital. Prior to founding NLR Advisory Services in 2013, Mr. Day was a primary part of RAIT Financial Trust’s (“RAIT”) move into the non-listed REIT industry. While at RAIT, he served as Chief Executive Officer and Manager of Independence Realty Securities, LLC; President and Manager of Independence Realty Advisor, LLC; Executive Vice President of Independence Realty Trust, Inc.; President and Manager of Independence Mortgage Advisor, LLC; Executive Vice President of Independence Mortgage Trust, Inc.; and Executive Vice President and Manager of Independence Mortgage Fund Manager, LLC, all of which were wholly owned subsidiaries of RAIT. From 2009 to 2011 Mr. Day served as Executive Vice President of Empire American Holdings, President and Managing Director of Empire American Realty, and Director and Executive Vice President of Empire American Realty Trust which was ultimately sold to RAIT in 2011. Prior to 2009 Mr. Day had a 25-year career with the Inland Group of Companies (“Inland”). He joined Inland in 1984 as a Regional Representative and subsequently served as Regional Vice President; Senior Vice President National Sales and Marketing; and Executive Vice President - Director of Business Development. Mr. Day is a member of the board of directors of SFA Holdings, Inc. and sits on the advisory board for the funds sponsored by the Peachtree Hotel Group. Mr. Day is a past member of the board of directors and past Chair of the Institute for Portfolio Alternatives (“IPA”), an industry association that advocates the importance of alternative investments in a diversified portfolio, served as a member of the board of directors of Inland Bancorp, Inc. and served as a member of the Wildermuth Endowment Fund, where he was also a member of the audit and valuation committees. Mr. Day holds General Securities Principal and General Securities licenses with the Financial Industry Regulatory Authority, Inc. Mr. Day holds a B.S. in Engineering from The Georgia Institute of Technology.

Tamara D. Fischer has served as one of our directors since March 2023. Ms. Fischer also currently serves as Executive Chair of National Storage Affiliates Trust, a publicly listed REIT (NYSE: NSA), since April 2, 2023, and prior to that was Chief Executive officer since January 2020 and as its President since July 1, 2018. From its inception in 2013 to January 1, 2020, Ms. Fischer served as chief financial officer of National Storage Affiliates Trust. Prior to this role, from 2004 to 2008, Ms. Fischer served as the executive vice president and chief financial officer of Vintage Wine Trust, Inc., a triple net lease REIT focused on real estate assets related to the U.S. domestic wine industry. From 1993 to 2003, Ms. Fischer served as the executive vice president and chief financial officer of Chateau Communities, Inc., one of the largest REITs in the manufactured home community sector. Ms. Fischer serves on the board of directors of Mid-America Apartment Communities, a publicly traded REIT, the advisory board of NAREIT, and previously served on the board of the Self Storage Association. In addition, Ms. Fischer served on the board of directors and audit committee of Duke Realty Corporation from 2020 to 2022. Ms. Fischer graduated with honors from Case Western Reserve University.

Bradley J. Gries has served as one of our directors since August 2024. Mr. Gries was named Head of the Americas for LaSalle Investment Management in April 2024. Mr. Gries also serves as Co-Chief Investment Officer for the region (from December 2020), Chair of the Americas Investment Committee (from December 2020) and Chair of the Americas Management Board (from April 2021). Prior to this appointment, Mr. Gries served as Co-Head of the Americas (from March 2021) and Head Transactions (from August 2017). Mr. Gries is a member of the Global Management Committee for LaSalle Investment Management. Prior to joining LaSalle in 2017, Mr. Gries held various leadership roles over a 16-year career with the real estate investment management arm of DWS, culminating in the role of Managing Director, Real Estate Transactions, where he led the new investment sourcing and execution teams for the Central and Southeast US. Mr. Gries is a member of ULI, NAREIM, PREA and sits on the advisory board of Mortenson Properties, Inc. Mr. Gries began his career at Arthur Anderson after achieving a B.A. in Economics from the University of Illinois - Urban Champaign.

Lisa L. Kaufman has served as one of our directors since November 2024. Ms. Kaufman has been the Head of LaSalle Global Solutions since March 2023. As Head of Global Solutions, Ms. Kaufman is responsible for the LaSalle’s indirect real estate business including Securities, Multi-Manager and Structured Investments. Prior to her current role, Ms. Kaufman was Head of LaSalle Securities from September 2018 and a Portfolio Manager from September 2016, responsible for US accounts and special sectors globally. Ms. Kaufman has served as a member of the Global Management Committee of LaSalle Investment Management since September, 2018. From 1998 through March 2023, Ms. Kaufman was part of LaSalle Securities. Throughout her career in real estate securities as both an analyst and portfolio manager, Ms. Kaufman covered and analyzed all property types in the global listed universe. Ms. Kaufman joined LaSalle in 1994 in the private equity acquisitions group where she focused on entity level investments in real estate, recapitalizing existing portfolios, private real estate companies and public REITs. Ms. Kaufman is a member of the Advisory Board of Governors and the Real Estate Investment Advisory Council (REIAC) Steering Committee at Nareit. She holds a Master of Business Administration in Finance from Columbia University’s Business School and a B.A. in Urban Studies and Political Science from Brown University.
Douglas A. Lindgren has served as one of our directors since August 2022. Since January 2018, Mr. Lindgren has served as an independent trustee of American Beacon Funds, a mutual fund complex that consists of approximately $20 billion in assets across a diverse set of mutual funds and ETFs. Since January 2025, Mr. Lindgren has served as Chairman of the Board of Trustees of American Beacon Funds. Previously, he served as Chair of the Investment Committee and as a member of the Nominating and Governance Committee. From September 2016 to November 2017, Mr. Lindgren served as the CEO North America for Carne Global Financial Services, where he led the North American business for this leading provider of fund governance services to the asset management industry. Prior to that, Mr. Lindgren served as Managing Director, IPS Investment Management for UBS Wealth Management, where he developed and managed UBS Wealth Management’s broad offering of traditional and alternative investment funds, compromising more than $300 billion of assets under management (“AUM”). While at UBS, he also had portfolio management responsibility for more than $100 billion in discretionary assets, from 2010 to 2016. From 2008 to 2010, Mr. Lindgren was Global Head and Managing Director for UBS Wealth Management’s P&S Hedge Funds and from 2005 to 2008 was Managing Director and Head of Alternative Investments for UBS Financial Services. From 1995 to 2005, Mr. Lindgren held various positions of increasing responsibility for United States Trust Company, including Managing Director, Head of

Alternative Investments and Managing Director, Private Equity. Mr. Lindgren served in various roles of increasing responsibility from 1988 to 1995 with Inco Venture Capital Management, including President and Managing Principal. From 1993 to 2008, Mr. Lindgren was an Adjunct Professor of Finance at Columbia Business School. Mr. Lindgren holds a B.A. in Economics from Columbia College and an M.B.A., Finance from Columbia Business School.

William E. Sullivan has served as one of our directors since September 2012. Mr. Sullivan served as the Chief Financial Officer and Treasurer of Purdue University from June 2014 to December 2019. From April 2007 to May 2012, Mr. Sullivan served as Chief Financial Officer of Prologis, Inc. (“Prologis”), a publicly listed REIT (NYSE: PLD). Prior to joining Prologis, Mr. Sullivan was the founder and President of Greenwood Advisors, Inc., a private financial consulting and advisory firm, from 2005 to 2007. He served as Chief Executive Officer of SiteStuff, Inc. (“SiteStuff”), from 2001 to 2005 and Chair of SiteStuff from 2001 until the company was sold in June 2007. Mr. Sullivan served as Chief Financial Officer of JLL from 1997 to 2001 and in various other capacities with JLL from 1984 to 2001. Prior to joining JLL, he was a member of the Communications Lending Group of the First National Bank of Chicago and also served as a member of the tax division of Ernst & Ernst LLP, a predecessor to Ernst & Young LLP. Since November 2023, Mr. Sullivan has served on the board of directors of CenterPoint Properties, a Calpers wholly owned entity, where he also serves as a member of its audit committee and chair of its investment and valuation committee. From January 2013 until March 2022, Mr. Sullivan served on the board of directors of CyrusOne Inc., a publicly listed REIT (NYSE: CONE), and was also the chair of its governance and nominating committee and a member of its audit committee. From August 2013 until September 2017, Mr. Sullivan served on the board of directors of Club Corp., a publicly listed owner-operator of private golf and country clubs, business sports and alumni clubs (NYSE: MYCC), as an independent director and member of its audit and compensation committees. Mr. Sullivan holds an M.B.A. in Finance from Northwestern University’s Kellogg School of Management and a B.S.B.A. in Accounting and Marketing from Georgetown University.
C. Allan Swaringen has served as one of our directors since August 2022 and our Chief Executive Officer and President since November 2011. As our Chief Executive Officer, Mr. Swaringen leads the investment team and is responsible for all of our investing, asset management and finance functions, along with overseeing our strategic direction. Mr. Swaringen served as our Fund Manager since our inception in 2004 until 2012. As a Managing Director for LaSalle, Mr. Swaringen also served from its inception in 2000 until October 2012 as President and Portfolio Manager for

LaSalle Investment Company I and II, the firm’s global co-investment programs that invested in excess of $1.2 billion, in the aggregate, across more than 30 separate funds and programs in 17 different countries around the world. Mr. Swaringen was a founding member of LaSalle’s global risk management committee and served on it for six years. Since joining LaSalle in 1998, his responsibilities have included portfolio management, business development and client services along with overseeing the formation and structuring of numerous real estate investment funds across LaSalle’s global platform. Mr. Swaringen is a member of Nareit and the IPA where he previously served on the board of directors. Mr. Swaringen also previously served as a co-president of the Deferred Benefit Real Estate Council. Prior to joining LaSalle, Mr. Swaringen was a partner with Crown Golf Properties, L.P., an investment subsidiary of Henry Crown and Company, and began his career in real estate more than 25 years ago with Trammell Crow Company. Mr. Swaringen holds an M.B.A. from the University of Chicago Graduate School of Business and a B.S. in accountancy from the University of Illinois.
Robin M. Zeigler has served as one of our directors since July 2021. Since May 2022, Ms. Zeigler has served as the founder & Chief Executive Officer of MURAL Real Estate Partners, a full-service real estate company that focused on mixed-use developments in urban, emerging and underserved markets. From March 2016 to May 2022, Ms. Zeigler served as Senior Executive Vice President and Chief Operating Officer for Cedar Realty Trust, a publicly listed REIT (NYSE: CDR) listed on the NYSE, and was responsible for the operations of the fully integrated REIT’s nine million square feet of grocery-anchored shopping centers as well as the redevelopment of its mixed-use assets. Prior to joining Cedar Realty Trust, Ms. Zeigler served as Executive Vice President and Head of Operations at Penzance, a Washington DC-based commercial real estate investment company since January 2015. From 2004 to 2015, Ms. Zeigler worked at Federal Realty Investment Trust, a publicly listed REIT (NYSE: FRT), as Chief Operating Officer for the Mid-Atlantic Region. In that capacity she was responsible for the operations of a portfolio of over 40 shopping centers and five mixed-use projects representing approximately 7.3 million square feet. Additionally, Ms. Zeigler provided oversight and strategic direction on mixed-use development and redevelopment projects in the region. Ms. Zeigler is on the board of directors for NETSTREIT, a publicly listed retail net lease company (NYSE: NTST) and RLJ Lodging Trust, a publicly listed company (NYSE: RLJ). She is also a Trustee of the International Council of Shopping Centers (“ICSC”), on the board of the ICSC Foundation as well as an ICSC Foundation Mentor. Ms. Zeigler is a Member of the ULI Commercial and Real Estate Development Gold Council and a former board member of Commercial Real Estate Development Association (NAIOP) Maryland/DC Chapter. Ms. Zeigler holds a B.S. in Accounting from Florida A&M University and an M.B.A. from Georgia State University.
At the Annual Meeting, we will vote each valid proxy returned to us for the diverse slate of nine nominees listed above unless the proxy specifies otherwise. Proxies may not be voted for more than nine nominees for director. While our board of directors does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons as our board of directors may designate.

Identifying and Evaluating Nominees for Directors
The Nominating Committee employs a variety of methods to identify and evaluate nominees for director. The Nominating Committee assesses the appropriate size of the board of directors and whether any vacancies on the board of directors are expected due to retirement or otherwise. If vacancies are anticipated or otherwise arise, the Nominating Committee would consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee through then current directors, company officers, stockholders, professional search firms, or other persons. If the Nominating Committee recommended a candidate proposed by a professional search firm and the board of directors nominated such candidate, the Nominating Committee would expect to compensate such firm for its services, but we would not pay any compensation for suggestions of candidates from any other source. The Nominating Committee would evaluate candidates at regular or special meetings and may consider candidates at any point during the year depending upon the circumstances, considering the skills and attributes of any departing member and the skills and attributes identified by the Nominating Committee as being beneficial to our company and the board as a whole.
Director Qualifications, Experience, Attributes and Skills
Our board of directors has adopted a set of criteria that outline the characteristics we seek in board nominees that is regularly assessed and updated. Specifically, our board of directors believe directors should have demonstrated notable or significant achievements in business, education or public service; they should possess the acumen, education and experience to make a significant contribution to our board of directors; and they should bring a range of skills, diverse perspectives and backgrounds to our board of director’s deliberations. Importantly, members of our board of directors must have the highest ethical standards, a strong sense of professionalism, and a dedication to serving the interests of all our stockholders.
Our board of directors believes that the significance of each director nominee’s qualifications, experience, attributes and skills is particular to that individual, meaning that there is no single test applicable to all director candidates. The effectiveness of our board of directors is best evaluated as a group of directors, rather than at an individual director level. As a result, our Nominating Committee has established a set of qualifications that it generally expects the board of directors in total to possess, including certain attributes that they expect all directors to possess and other attributes that at least some should possess, but it is not expected or desired that each director would have all the same qualifications. When evaluating candidates for a position on our board of directors, our Nominating Committee considers the potential impact of the candidate on our board of directors, as a whole, along with his or her particular experiences, and then makes a recommendation to the board of directors, who will also evaluate those same considerations. Diversity of thought and of a candidate’s background or experiences are factors in our selection process and will be taken into account when considered in comparison to the background and experiences of other members of our board of directors. In evaluating director candidates, our Nominating Committee and board of directors consider all factors that they deem relevant.
In conducting its annual self-assessment and in nominating the director nominees, our board of directors determined that each director nominee has the qualifications, experience, attributes and skills appropriate to continue his or her service as a director of our company in view of our business and structure. In addition to a demonstrated record of business and professional accomplishment, each of our director nominees has experience serving on boards, including our board of directors and boards of other organizations. Each of our directors has gained substantial insight as to the operation of our company and has demonstrated a commitment to discharging his or her oversight responsibilities as a director.

Each director was nominated to our board of directors based on the diverse and specific skills he or she brings to our board of directors, as well as how those skills collectively enhance our board of directors. On an individual basis:
•    Lynn C. Thurber has significant experience in global institutional real estate investment management, including executive management of a global investment advisor, sourcing and negotiating property acquisitions, forming joint ventures with real estate operating companies, negotiating debt financings, undertaking property redevelopments and executing property dispositions. Ms. Thurber also has substantial board experience, including as a director of two publicly traded REITs and other real estate companies.
•    R. Martel Day has extensive experience with public and private companies, including substantial board experience, the distribution of products in broker-dealer and investment advisor channels, real estate products, including non-listed REITs, and the regulatory environments in which these businesses operate.
•    Tamara D. Fischer has extensive knowledge of the REIT industry and institutional real estate in general, as well as significant financial expertise.
•    Bradley J. Gries has significant real estate experience in equity and debt investing, including transactions and asset management. Mr. Gries also serves on our advisor’s equity and debt investment committees.
•    Lisa L. Kaufman has significant experience in both public and private global real estate investing and investment management, with an emphasis on listed REITs, including how they correlate to private real estate investments.
•    Douglas A. Lindgren has significant experience in the financial services industry, including alternative investment funds in many asset classes, including real estate, wealth management, and wealth management distribution and has extensive executive management and board of director experience, as well as cybersecurity certification.
•    William E. Sullivan has significant public company real estate experience, including executive management, finance and accounting, real estate investment management and global real estate services, as well as board and audit committee experience, including with public companies.
•    C. Allan Swaringen has extensive institution and commercial real estate experience including investing, managing, financing, and portfolio construction, as well as significant financial experience.
•    Robin M. Zeigler has significant real estate experience and public company real estate experience, including operations, executive management, finance and accounting, real estate financing, and investment management, as well as other public company board experience.
The information above is not exhaustive. When considering a director nominee, our Nominating Committee and board of directors consider many intangible elements, such as intelligence, integrity, work ethic and the ability to work with other directors, communicate effectively, exercise judgment, ask incisive questions and commitment to stockholder interests. Our board of directors has confirmed that each of the nominees for Independent Director is independent. Our board of directors has also determined that each of the director nominees is a highly qualified candidate for directorship and should therefore continue to serve as director.
Our board of directors unanimously recommends a vote “For” all of the nominees listed above for nomination as directors.

EXECUTIVE OFFICERS
The following table and biographical descriptions provide information about our executive officers:

Name	Age*	Position
C. Allan Swaringen	64	Chief Executive Officer and President**
Gregory A. Falk	55	Chief Financial Officer and Treasurer
Gordon G. Repp	65	General Counsel and Secretary
*As of April 1, 2025.
**See “Information About Director Nominees” above for information about Mr. Swaringen.
Gregory A. Falk has served as our Chief Financial Officer and Treasurer since November 2011. Mr. Falk is a Managing Director of LaSalle and has held other officer positions since joining LaSalle in 2004. Mr. Falk is a member of Nareit. Prior to joining LaSalle, Mr. Falk was an Audit Manager with Deloitte & Touche LLP for six years and a Senior Staff Accountant with First of America Bank for five years. Mr. Falk has worked on numerous real estate engagements, both public and private, since 1999. Mr. Falk holds an M.S. in Accountancy Science from Northern Illinois University and a B.S. in Finance and a B.S. in Economics from Northern Illinois University. He is also a Certified Public Accountant.
Gordon G. Repp has served as our General Counsel and Secretary since November 2011. Mr. Repp has served as Global Deputy General Counsel for JLL since 2003 and Assistant Secretary for JLL since 2001. He also served as Assistant Global General Counsel of JLL from 2001 to 2003. Mr. Repp has also served as General Counsel and Secretary for LaSalle since 2003. Mr. Repp is a member of Nareit and the IPA, and their public non-listed REIT and legal and regulatory committees, respectively. Prior to joining JLL, Mr. Repp held various positions with Outboard Marine Corporation, a publicly traded NYSE listed global manufacturer and distributor of marine and marine related products, including Assistant General Counsel and Assistant Secretary. Mr. Repp has also served on the boards of various not-for-profit organizations. Mr. Repp holds a J.D. from Northern Illinois University College of Law and a B.S. in Political Science from Western Illinois University.

CORPORATE GOVERNANCE
We maintain a corporate governance section on our public website, www.JLLIPT.com, which includes copies of our:
•    Charter:
•    Articles Supplementary;
•    Bylaws;
•    Corporate Governance Guidelines;
•    Audit Committee Charter;
•    Nominating Committee Charter;
•    Insider Trading Policy;
•    Whistleblower Policy (including how to report a concern); and
•    Code of Ethics.
We are committed to the values of effective corporate governance and the highest ethical standards. We believe that these values will promote the best long-term performance and sustainability of our company for the benefit of our stockholders. To this end, over the past years we have adopted the following significant corporate governance policies and practices:
•    Annual elections of all directors;
•    Majority voting in director elections;
•    Board of directors comprised of a majority of Independent Directors;
•    Audit Committee and Nominating Committee comprised entirely of Independent Directors;
•    Separation of the Chief Executive Officer and Chair of the board of directors roles;
•    Lead Independent Director, separate from Chair of the board of directors and Chief Executive Officer;
•    Executive sessions among the Independent Directors at each regular meeting;
•     Executive sessions among the members of the Audit Committee and KPMG, our independent public auditor;
•    Executive sessions among the Independent Directors and SitusAMC Real Estate Valuation Services, LLC, our independent valuation advisor; and
•    Annual self-assessments by the board of directors, the Audit Committee, and the Nominating Committee conducted by outside counsel.

Role of the Board of Directors
Our board of directors oversees our management and operations, while our external advisor is responsible for our day-to-day management and operations. Our board of directors’ oversight role does not make its members guarantors of our investments or activities.
Our board of directors has appointed various officers of our advisor as officers of our company with the collective responsibility to monitor and report to our board of directors on our operations. In conducting its oversight, our board of directors receives regular reports from these officers and from other senior officers of our advisor regarding our operations. Some of these reports are provided as part of formal meetings of our board of directors, which are typically held quarterly, in person or via videoconference, and involve our board of directors’ review of our recent operations. From time to time, one or more of our directors may also meet with management in less formal settings, between scheduled meetings of our board of directors, to discuss various topics. In addition, at least every other year our board, officers and other senior officers of our advisor participate in a two day in-person meeting to focus on our long-term strategy, and a shorter strategic planning update meeting in the intervening years. Our last two day in-person strategy meeting was in March 2025.
Board Leadership Structure
Our board of directors has structured itself in a manner that it believes allows it to perform its oversight function effectively. A majority of our directors are independent pursuant to the definition of independence established by our charter and the standards of the NYSE. Although neither our governance documents nor board of directors require the separation of the offices of the Chair of the board of directors and the Chief Executive Officer, our board of directors currently operates under a leadership structure with separate roles for our Chair of the board of directors and our Chief Executive Officer. Ms. Thurber, as our Chair of the board of directors, presides over meetings of the board of directors and is responsible for reviewing the agenda for the meetings of the board of directors and the annual meetings of stockholders, and Mr. Swaringen, as our Chief Executive Officer, is responsible for the general management of our business, financial affairs and day-to-day operations.
In addition, although Ms. Thurber has not had day-to-day responsibilities with our advisor since her retirement as its Chief Executive Officer in 2006, our board of directors has determined that since the Chair of the board of directors is not an Independent Director, there should be a lead Independent Director appointed by a majority of our Independent Directors. Our Independent Directors have appointed Mr. Sullivan to serve as our lead Independent Director. Key responsibilities of our lead Independent Director include, among others, presiding at executive sessions of Independent Directors, facilitating communications between the Independent Directors and the Chair of the board of directors and Chief Executive Officer and calling meetings of the Independent Directors, as necessary.

Our board of directors reviews its structure annually, including a review by the Nominating Committee. Our board of directors believes that its structure, in which our advisor and sponsor are represented, is appropriate in light of the significant services that our advisor provides to us and the amount our sponsor has invested in our common stock. In addition, our board of directors believes that (1) the requirement that a majority of our board of directors be comprised of Independent Directors, (2) the requirement that related party transactions be presented to our full board of directors and approved by a majority of the Independent Directors and (3) the structure, function and composition of the Audit Committee, which is comprised solely of Independent Directors, and the Nominating Committee, which is also comprised solely of Independent Directors, are appropriate means to provide us with effective oversight and address any potential conflicts of interest that may arise from our relationship with our advisor.
Oversight of Risk Management by the Board of Directors and Audit Committee
As part of their oversight functions, our board of directors and Audit Committee receive and review various reports relating to risk management. Because risk management is a broad concept comprised of many different elements (including, among other things, investment risk, valuation risk, credit risk, compliance and regulatory risk, business continuity risks, cybersecurity risks, operational risk, and insurance), our board of directors and Audit Committee handle oversight of different types of risks in different ways. For example, the full board of directors receives and reviews reports from senior personnel of our advisor or its affiliates (including senior compliance, financial reporting and investment personnel) regarding various types of risks, such as operational, compliance and investment risk, cybersecurity, and how they are being managed. Much of this is covered by the enterprise risk management process utilized by our advisor for our benefit, and annually participated in by each member of our board of directors, an overview of which our advisor presents to our board of directors for review and discussion. Members of our advisor’s insurance risk management team also meet with our board of directors on multiple occasions each year to assess the insurance needs and appropriate forms and levels of insurance coverage. In addition, our advisor annually presents a strategic plan for our company to our advisor’s Investment Committee, which includes an investment risk review that looks at a number of factors that could impact risks to investment, including climate risk. The Audit Committee supports the oversight of risk management by the board of directors in a variety of ways, including (1) participation in and receipt and review of reports regarding our disclosure controls and procedures prior to the issuance of our annual and quarterly financial reports, (2) meetings with our Chief Financial Officer and our independent public accountants to discuss, among other things, the internal control structure of our financial reporting function and compliance with certain requirements of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), (3) meeting with persons providing services to us related to our internal audit function (as defined below) and (4) reporting to our board of directors as to these and other matters.

Director Independence
Although our shares are not listed for trading on any national securities exchange, a majority of the members of our board of directors, and all of the members of the Audit Committee and Nominating Committee, are “independent” as defined by the NYSE. The NYSE standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, our board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).
In addition, we have determined that the Independent Directors satisfy the definition of independence set forth in our charter, as required by the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007 (the “NASAA REIT Guidelines”). Our charter provides that an independent director is a director who is not and has not for the last two years been associated, directly or indirectly, with our advisor or sponsor. A director is deemed to be associated with our advisor or sponsor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with our advisor, our sponsor, or any of their affiliates; performs services (other than as a director) for us; or serves as a director or trustee for more than three REITs organized by our sponsor or advised by our advisor. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from our sponsor, our advisor and any of their affiliates exceeds five percent of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, our advisor, our sponsor or any of their affiliates. Our charter requires that at least one of our Independent Directors must have at least three years of relevant real estate experience.
Our board of directors has determined that each of R. Martel Day, Tamara D. Fischer, Douglas A. Lindgren, William E. Sullivan, and Robin M. Zeigler are Independent Directors pursuant to the definition of independence set forth by the NYSE and under the requirements of our charter.
Meetings of the Board of Directors
During the fiscal year ended December 31, 2024, our board of directors met five times, and each director attended 100% of the meetings of the board of directors and applicable committee meetings held during the period for which he or she was a director.
Director Attendance at Annual Meetings
We do not have a formal policy requiring directors to attend annual meetings of stockholders, although we do encourage their attendance. All directors attended our 2024 annual meeting of stockholders.

Communicating With the Board of Directors
Our board of directors provides a process for stockholders to send communications to them. Any stockholder who desires to contact members of our board of directors may do so by sending written communications addressed to such directors c/o our Secretary, JLL Income Property Trust, Inc., 333 West Wacker Drive, Suite 2300, Chicago, Illinois 60606, unless such communications relate to accounting matters, in which case stockholders should send such communications to the Audit Committee Chair, JLL Income Property Trust, Inc. at the address above. All communications will be compiled by our Secretary, who will determine whether they should be presented to our board of directors. The purpose of this screening is to avoid having our board of directors consider irrelevant or inappropriate communications (such as advertisements and solicitations). Our Secretary will submit all appropriate communications to our board of directors, the Audit Committee or the relevant individual director(s), as appropriate. All communications that relate to questionable accounting or auditing matters involving our company will be promptly forwarded directly to the Audit Committee.

Committees of the Board of Directors

Audit Committee
Our board of directors has established a standing Audit Committee. The Audit Committee’s primary function is to assist our board of directors in fulfilling its responsibility by overseeing: (1) our accounting and financial reporting processes; (2) the integrity and audits of our financial statements; (3) our compliance with legal and regulatory financial disclosure requirements; (4) the independent auditor’s qualifications and independence; (5) the effectiveness of our framework of internal controls and risk management processes (“internal audit function”) and the performance of any persons providing services to us related to our internal audit function; and (6) the independent auditor. The Audit Committee must have at least three members and be comprised solely of Independent Directors. Mses. Fischer and Zeigler and Messrs. Day and Sullivan have been appointed to serve as members of the Audit Committee and each qualifies as an Independent Director. Ms. Fischer serves as the Chair of the Audit Committee, and our board of directors has determined that Mses. Fischer and Zeigler and Mr. Sullivan each qualify as an “audit committee financial expert” as that term is defined by applicable SEC rules. The Audit Committee held five meetings during the year ended December 31, 2024. The Audit Committee operates pursuant to a written charter, which is available on our website, www.JLLIPT.com.
Nominating Committee
Our board of directors has established a standing Nominating Committee. The Nominating Committee must be comprised solely of Independent Directors. Messrs. Lindgren and Day and Ms. Zeigler have each been appointed to serve as members of the Nominating Committee and each qualifies as an Independent Director. Mr. Lindgren serves as the Chair of the Nominating Committee. The Nominating Committee assists our board of directors with: (1) assessing the overall make-up and skills of the members of our board of directors; (2) identifying qualified candidates for election as directors, (3) recommending to the board of directors those director nominees for each annual meeting of stockholders; (4) identifying and recommending to the board of directors qualified candidates to fill vacancies on the board of directors; (5) recommending to our board of directors director nominees for each committee of our board of directors, (6) reviewing compensation paid to Independent Directors; and (7) evaluating, developing and recommending to our board of directors corporate governance guidelines and policies applicable to our company and periodically reviewing and evaluating such guidelines and recommend any changes to our board of directors. See the section entitled “Director Qualifications, Experience, Attributes and Skills” for additional information on the criteria considered by the Nominating Committee when evaluating candidates for a position on our board of directors. The Nominating Committee held two meetings during the year ended December 31, 2024. The Nominating Committee charter, which details the functions of the Nominating Committee, is available on our website, www.JLLIPT.com.

Our board of directors also will consider recommendations made by stockholders for nominees to our board of directors. To be considered by our board of directors, recommendations made by stockholders must be submitted within the timeframe listed under the section entitled “When are stockholder proposals due for the 2026 annual meeting?”. In evaluating the persons recommended as potential members of our board of directors, our board of directors will consider each candidate without regard to the source of the recommendation and consider those factors that our board of directors determines are relevant. Stockholders may directly nominate potential members of our board of directors (without the recommendation of our board of directors) by satisfying the procedural requirements for such nomination as provided in Article II, Section 11 of our bylaws.

Compensation Committee

We have no employees, and therefore, we do not have a separate compensation committee. Our day-to-day management functions are performed by LaSalle, as our advisor pursuant to the advisory agreement by and among LaSalle, our operating partnership and us (the “Advisory Agreement”). See “Transactions with Related Persons and Certain Control Persons” below for a description of the Advisory Agreement. We do not compensate our Affiliated Directors for their service as directors, and we do not directly pay, nor do we intend to pay, any annual compensation to our executive officers for their service as officers.
As noted above, our Nominating Committee assists our board of directors in reviewing the compensation paid to Independent Directors. The Nominating Committee charter, which is available on our website, www.JLLIPT.com, details the responsibilities of the Nominating Committee with respect to the review of the compensation paid to Independent Directors. Our Nominating Committee is responsible for recommending, and our board of directors is responsible for determining, the form and amount of compensation that is paid to our Independent Directors. While the Nominating Committee cannot delegate its authority to review Independent Director compensation, our executive officers may provide comparison data regarding the compensation level for the Independent Directors. Our Nominating Committee and board of directors periodically assess the level of Independent Director compensation, taking into account the responsibilities and duties of the Independent Directors and the time required to perform those duties. In determining the level of Independent Director compensation, our Nominating Committee and board of directors attempt to be consistent with market practices but do not set compensation at a level that would call into question the Independent Directors’ objectivity.
Governance Committee
We do not have a separate standing governance committee. As noted above, our Nominating Committee assists our board of directors in reviewing the governance guidelines and policies applicable to our company and periodically reviewing and evaluating such guidelines. The Nominating Committee charter, which is available on our website,

www.JLLIPT.com, details the responsibilities of the Nominating Committee with respect to the review of our governance. Our board of directors also approves our Corporate Governance Guidelines. Our Corporate Governance Guidelines are available on our website, www.JLLIPT.com.
Director Orientation and Continuing Education
We provide each director who joins our board of directors with an initial orientation about our company, including our business operations, strategy, policies and governance. We also provide all our directors with resources and ongoing education opportunities to assist them in staying educated and informed with respect to real estate markets, developments in corporate governance and critical issues relating to the operation of boards of public companies and their committees.
Annual Self-Assessment of the Board of Directors
Our board of directors annually conducts a self-evaluation to determine whether our board of directors, the Audit Committee and the Nominating Committee are functioning effectively and to identify opportunities to enhance their effectiveness. To accomplish this, our outside counsel conducts one-on-one assessments with each director in November of each year regarding the effectiveness and engagement of our board of directors and its committees. Our outside counsel then compiles the information without attribution to any individual director. Our outside counsel and the Chair of the board of directors then lead a discussion at the following quarterly meeting regarding the assessments provided by the directors and the resulting key take-aways.
Insider Trading Policy
We have an insider trading policy (“Insider Trading Policy”) that prohibits any director, officer, other employee, agent or representative of our company who is aware of material nonpublic information relating to us from, directly or through family members or other persons or entities, (1) buying or selling securities of ours or engaging in any other action to take personal advantage of that information, or (2) passing that information on to others outside our company, including family and friends. In addition, the Insider Trading Policy also prohibits any director, officer, other employee, agent or representative of ours who, in the course of working for us, learns of material nonpublic information about a subsidiary or other affiliate of ours or a company with which we do business, including a customer or supplier of ours, from trading in that company’s securities until the information becomes public or is no longer material. The full text of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, and is also available on our website at www.JLLIPT.com.
Code of Ethics
Our board of directors has adopted a Code of Ethics that applies to each of our directors, our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. Our Code of Ethics is available on our website, www.JLLIPT.com. Stockholders may also request a copy of the Code of Ethics, which will be provided without charge, by writing to JLL Income Property Trust, Inc. at 333 West Wacker Drive, Suite 2300, Chicago, Illinois 60606, Attention: Secretary. If, in the future, we amend, modify or waive a provision in the Code of

Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website as necessary.
Hedging Policy
We have adopted a hedging policy in order to establish guidelines for the use and management of variable rate debt and the use of various derivative financial products such as swaps, caps, floors, collars and options (collectively referred to herein as “Interest Rate Derivatives”) in conjunction with the management of our balance sheet.
It is our policy to use Interest Rate Derivatives to minimize interest expense provided that the use of hedges does not expose our company to undue interest rate risk.
Unless otherwise approved, officers who evaluate swaps and make swap trading decisions should hold the position of Chief Financial Officer or such other title whose education, experience and industry knowledge demonstrate their capacity to carry out these responsibilities on our behalf.
Our board of directors has not adopted, and we do not have, any specific practices or policies regarding the ability of our officers and directors, as well as employees of LaSalle and its affiliates, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.
Anti-Corruption and Terrorist Financing
Every counterparty to a transaction (buyers, sellers, joint venture partners, borrowers, vendors) and tenants in buildings we are considering acquiring, as well as new prospective tenants, are screened against sanctions lists, including Office of Foreign Assets Control sanctions and Specially Designated Nationals lists. Additional information and documentation is required from borrowers to whom we lend money.
Financial Disclosures
We maintain “disclosure controls and procedures,” as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, that are designed to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

SUSTAINABILITY AND CULTURE
We are an externally managed non-listed perpetual-life real estate investment company and our sustainability initiatives are driven by LaSalle, who understands that sustainability matters can impact investment performance. Given LaSalle’s fiduciary obligation to us and our investment strategy, the sustainability initiatives they undertake on our behalf are taken solely in support of the objectives of adding value or minimizing risk. Our board of directors is responsible for overseeing our environmental and social initiatives, including LaSalle’s activities in these areas as they impact us.

Our Sustainability Recognition
In 2018, JLL Income Property Trust became the first NAV REIT to submit to Global Real Estate Sustainability Benchmark (“GRESB”), a leading global provider of real estate benchmarking and performance assessments. In the 2024 GRESB assessment, we achieved a 2-star rating, with an overall score of 75 out of 100, outperforming the peer group average across nine out of the 14 categories.
In 2024, we received the Nareit Leader in the Light Award for Sustainability among non-listed REITs. These awards are given to REITs that demonstrate leadership in implementing sustainable and socially responsible investment and operating practices, good governance and transparency. The 2024 “Leader in the Light” awards were based on the results of the GRESB Annual Real Estate Assessment and responses to supplemental questions scored by an interdisciplinary panel of judges.
Additional information on our progress on some of these initiatives can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Advisor Driven Company Sustainability
LaSalle’s dedicated Sustainability team consists of a global head of climate and a sustainability officer for each of LaSalle’s four business segments, with additional staff supporting each. This well-established, highly experienced in-house global team is comprised of 16 full time employees, as well as six employees spending a portion of their time, dedicated to driving the implementation of sustainability work and goals. The team working on our company receives strategic guidance from LaSalle’s Americas Sustainability Committee, and support from business segment task forces in asset management and transactions. The Sustainability team directly advises and supports JLL Income Property Trust on an ongoing basis and regularly joins fund and asset sector team meetings.
LaSalle also aims to make sustainability part of everyone’s job. Annual Performance Goals for certain employees include an objective to “help protect and enhance financial returns by integrating sustainability considerations into my job function and role in the investment process.” The asset management team is directly responsible for the implementation of energy efficiency projects at their properties, with the Sustainability team directly advising and supporting on an ongoing basis. In addition to this ongoing direct interaction, the Sustainability team provides an annual update and training for each of the following teams: Asset Management, Transactions and Investor Accounting and Finance. The Sustainability team also meets with fund managers at least quarterly.

Sustainability Practices
Through our advisor, we examine a range of sustainability and climate risk factors for each asset that have the potential to either enhance accretive value drivers, such as tenant marketability, lower operating expenses and greater appeal to future buyers, and/or fortify defensive value protectors, such as regulatory disclosure and building performance standard risk, physical climate risk and insurance premium risk, among others. The relative importance of these factors for any given investment opportunity will vary depending upon a number of factors, including the investment type, market, sector, tenant profile, the expected investment period and the local regulatory environment. By tailoring our approach, we develop action plans that aim to mitigate the environmental impact and maximize financial performance of each investment.
Sustainability and climate risk factors are incorporated throughout the investment lifecycle, starting with acquisitions. High level sustainability and physical climate risk information is included in the early stages of allocation of a potential investment; then during the due diligence process, these areas are investigated in more depth before approval for the acquisition of the asset is presented to our advisor’s Investment Committee. The outcome of the sustainability and climate risk assessment, among other factors, may impact the decision as to whether to make an investment; and plans for related activities and improvements are also then underwritten from the beginning of ownership as appropriate.
LaSalle actively pursues resource efficiency projects across the portfolio, and resource consumption is actively monitored at assets under operational control. LaSalle assesses and tracks asset level energy, water and waste data coverage and consumption, certifications, technical assessments and completed sustainability projects.
The sustainability performance level of each asset is also considered each year during the annual budgeting process, along with an assessment of the property’s physical climate risk. Sustainability and climate risk related capital and operating activities are integrated into annual client strategic plans that are approved by our advisor’s Investment Committee.
In 2024, our properties achieved or maintained BREEAM In-Use Certifications for 35 buildings, seven LEED Certifications, 13 ENERGY STAR Certifications, and 32 WELL Health Safety Ratings. Over the past year, 23 energy efficiency projects were completed; including ENERGY STAR certified appliance upgrades, submetering and setback implementation, LED lighting upgrades, and HVAC upgrades. The on-site solar projects at the Tremont and The Huntington have completed construction. The Huntington’s solar installation is now operational, while The Tremont’s system is pending final activation. This project is expected to generate annual roof rent revenue of $35,000. We also conducted energy and water audits to identify efficiency opportunities at five of our properties, and we are evaluating several properties for installation of financially accretive on site solar. Ten electric vehicle chargers have been installed at three properties, two properties are in the permitting process, and we are evaluating more properties for electric vehicle chargers.

Climate Risk
LaSalle is integrating climate risk data into its decision-making processes alongside other investment characteristics. Risks such as physical climate hazards (flooding, hurricanes, wildfires, etc.) as well as transition risks (such as building performance standards and associated fines) are evaluated through portfolio-wide tools, including third-party data providers. Its transactions teams, asset managers and portfolio managers, including those who support us, see this data at key points in the investment process, including at the time a new investment is identified, annually for standing investments, and annually in aggregate at the portfolio level. The investment teams are responsible for evaluating the impact and likelihood of risk, noting whether the risk is material to the property’s value. If material, they further investigate what mitigations are in place, and if not sufficient, account for this in the underwriting of a new acquisition, or in the budget for a standing asset. Our portfolio managers review portfolio level assessments at least annually that inform their portfolio construction strategies, including acquisitions, capital budgeting and hold/sell decisions. LaSalle has a physical resiliency toolkit as a resource for its teams, including those who support us, as a starting point in mitigating climate related hazards, and is building a network of third-party resources that can help perform deeper evaluations where necessary in a particular location on a particular asset.
In addition, LaSalle utilizes three lines of defense when it comes to identifying climate risks in our portfolio:
•Line 1: Review and monitor risk exposure at acquisition and during the hold period by investment teams, with support from the Sustainability team.
•Line 2: Risk management process and tools, such as those described above, used across the portfolio to ensure disciplined review of risks and mitigation objectives.
•Line 3: External audits conducted by third parties as needed.
The Sustainability team collaborates with other groups within LaSalle to continually improve the tools, processes and resources used to incorporate considerations of resource use and climate risk in investment decision making and leverage this information to add value or mitigate risk in our investments.

Culture
Culture of Care
Culture of Care continues to be one of LaSalle’s core values and belonging drives LaSalle Culture of Care. Through it, LaSalle cultivates belonging by leading with respect and uplifting its individual talents and skills, acting with emotional intelligence and prioritizing empathy and self-awareness.

In 2024, LaSalle’s Culture of Care programming continued to focus around the established pillars: People Experience and Engagement, Health and Wellbeing, and Community Connections. Each pillar has an employee volunteer advisory committee and is led by the Head of Human Resources for the Americas region. The purpose of the advisory board(s) is to empower our workforce to maintain a mission centered on a purposeful, intentional approach to initiatives and programming that expand and support a culture that values experience and engagement, health and wellbeing, connections to our communities and within our industry. Highlighted below are accomplishments in each pillar for 2024:
People Experience and Engagement: Advancing access to careers in real estate within LaSalle and throughout our industry through targeted initiatives and intentional activities:
• The LaSalle Real Estate Scholarship which is focused on Black and Latino students pursuing business degrees with an interest in Real Estate recently awarded the $10,000 to the fifth scholarship class. Participating scholars attend an investment committee meeting, regional town hall, receive professional skills training, and are partnered with a senior and junior mentor. On an annual basis, one scholar is selected for a summer internship which provides the opportunity to rotate through our U.S.-based business and functions for a twelve-week period.
•The LaSalle Women’s Network (“LWN”) entered its third year of programming dedicated to providing leadership and personal development with an emphasis on growth and equality in the workplace. LWN continued its mentorship program, sponsored an event focused on financial planning and well-being, and additional networking opportunities. The firm also actively supports additional employee affinity networking groups in partnership with our parent company, JLL focusing on Early Career, Black, and LGBTQ employees.
Health & Wellbeing: Encouraging employee health and happiness intended to foster engagement, improve performance, and enhance productivity:
•As part of the firm’s ongoing commitment to employees’ mental health, LaSalle continues their partnership with BetterHelp, a platform providing employees with increased access to mental health professionals, including live 1:1 virtual counseling sessions. LaSalle employees participated as a group in multiple physical activities, such as the Shamrock Shuffle and J.P. Morgan Corporate Challenge.
•LaSalle’s Health & Welfare benefits programs offer monetary incentives aimed at encouraging employees and their eligible dependents to complete preventative care health screenings, as well as, engagement in activities to support their well-being journey. Additional programs are available to assist in the management of chronic health conditions, weight management, healthy pregnancies, and physical therapy.
•LaSalle sponsored recreational league sporting teams fostering employee connections and engagement. The firm also was awarded one of the “Best Places to Work” by Pensions and Investments for an eighth consecutive year.

Community Connections: Encouraging a participatory culture of belonging and responsibility in the communities in which we live and work:
•LaSalle employees demonstrated the firm’s commitment to those less fortunate by partnering with multiple agencies throughout the year:
◦Demonstrating commitment to those less fortunate, employees in Chicago and Baltimore volunteered to purchase and deliver holiday gifts for school aged children in need for a twelfth year in a row.
◦Multiple employees volunteered on separate occasions to prepare meals for the homeless population. Similarly, a group of bilingual employees volunteered their time to assist native Spanish speakers at the Chicago Lights Community Store. Other volunteer opportunities included clean up in local parks and conservancies.
Human Capital Policies
All employees are responsible for maintaining a positive work environment free from any form of unlawful discrimination or harassment. Employees may contact Human Resources, Legal, or any of the Ethics Officers identified in JLL’s Code of Business Ethics or Employee Relations to request guidance or report a potential concern. LaSalle monitors the effectiveness of its non-discrimination and antiharassment policies and considers all requests for reasonable accommodations for religious beliefs and disabilities (including but not limited to, issues caused or contributed by pregnancy, childbirth, lactation, breastfeeding, and other related conditions).
LaSalle maintains a non-retaliation policy; any form of retaliation for making a good faith-based complaint, or participating in the investigation of a complaint, is strictly prohibited. Our policy is intended to foster an environment where employees can act without fear of reprisal or retaliation.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee’s primary function is to assist our board of directors in fulfilling its responsibility by overseeing: (1) our accounting and financial reporting processes; (2) the integrity and audits of our financial statements; (3) our compliance with legal and regulatory financial disclosure requirements; (4) the independent auditor’s qualifications and independence; (5) the effectiveness of our internal audit function framework and the performance of any persons providing services to us related to our internal audit function; and (6) the independent auditor. The Audit Committee is comprised solely of Independent Directors, and it operates under a written charter adopted by our board of directors, a copy of which is available on our website, www.JLLIPT.com. The Audit Committee intends for its composition, and the attributes of its members and its responsibilities, as reflected in the Audit Committee charter, to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.
In accordance with the Audit Committee charter, the Audit Committee, subject to any action of our board of directors, has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by management.
Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. The Audit Committee serves a board-level oversight role, in which it provides independent, objective oversight of our accounting functions and internal and disclosure controls based on the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.
As part of its ongoing activities, the Audit Committee has:
•    reviewed and discussed our company’s audited financial statements for the fiscal year ended December 31, 2024 with management;
•    discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•    received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the audit committee concerning independence and has discussed with KPMG its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 14, 2025.

Audit Committee:
Tamara D. Fischer (Chair)
R. Martel Day
William E. Sullivan
Robin M. Zeigler

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and, is not to be incorporated by reference into any filing of our company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Director Compensation
The following director compensation table sets forth the compensation paid to our Independent Directors in the fiscal year ended December 31, 2024 for services to us. Affiliated Directors are not compensated by us for their service on our board of directors. Compensation was paid in a combination of cash and stock, as further described below.

Name	Fee Earned or Paid in Cash	Stock Awards(1)	Total
R. Martel Day (Audit Committee Member and Nominating Committee Member)	$ 112,500	$ 70,000	$ 182,500
Tamara D. Fischer (Audit Committee Chair)	114,375	70,000	184,375
Douglas A. Lindgren (Nominating Committee Chair)	115,000	70,000	185,000
William E. Sullivan (Lead Independent Director and Audit Committee Member)	125,000	70,000	195,000
Robin Zeigler (Audit Committee Member and Nominating Committee Member)	118,125	70,000	188,125
(1)     Each Independent Director received 5,824 shares of Class M-I common stock on April 1, 2024. The amounts shown in this column reflect the value of the shares of Class M-I common stock based on the net asset value (“NAV”) per share on the grant date of $12.02.
We compensate each of our Independent Directors with an annual retainer of $175,000, 40% of which will be paid in Class M-I shares on March 31 of each year, subject to our board of directors nominating such Independent Director for reelection at that year’s annual stockholder meeting, plus additional retainers of $15,000 to the chair of the Audit Committee, $5,000 to each other member of the Audit Committee, $10,000 to the chair of the Nominating Committee, $2,500 to each other member of the Nominating Committee, and $15,000 to the lead Independent Director. In addition, each new Independent Director, that subsequently joins our board of directors, will receive an initial grant of $70,000 worth of Class M-I shares on the date he or she joins our board of directors. The initial stock grants vest immediately on the grant date and are subject to the one-year holding period applicable to all Class M-I shares pursuant to our share repurchase plan. The stock grants are made pursuant to the Incentive Plan (defined below).
All directors may be reimbursed for expenses of attendance, if any, at each annual, regular, or special meeting of our board of directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as directors.
In May 2016, our board of directors, including a majority of our Independent Directors, approved our Amended and Restated Incentive Plan (the “Incentive Plan”), under which stock awards can be made to attract and retain directors, officers, employees, consultants and senior management of our advisor (“Participants”). The Incentive Plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, other stock-based awards and cash-based awards to Participants selected by our board of directors for participation in the Incentive Plan. Stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant and may not have a term in excess of ten years from the grant date. Our board of directors or a committee appointed by the board of directors administers the Incentive Plan, with sole authority to determine all the terms and conditions of the awards. No awards will be granted under the Incentive Plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the Incentive Plan will be transferable except through the laws of descent and distribution.
The following table provides information about our common stock that may be issued under our Incentive Plan as of December 31, 2024.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise of Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:	N/A	N/A	N/A
Equity compensation plans not approved by security holders:	—	—	1,831,919
Total	—	—	1,831,919
Our board of directors has authorized and reserved a maximum of 2,000,000 Class M-I shares for issuance under the Incentive Plan. However, no awards shall be granted under the Incentive Plan on any date on which the aggregate number of shares subject to awards previously issued under the Incentive Plan, together with the proposed awards to be granted on such date, exceed 2% of the total outstanding shares of common stock on such date. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the Incentive Plan will be adjusted proportionately and our board of directors will make adjustments to the Incentive Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from the transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the Incentive Plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.
Our board of directors may, in its sole discretion at any time, determine that all or a portion of a participant’s awards will become fully vested. The board of directors may discriminate among participants or among awards in exercising its discretion. The Incentive Plan will automatically expire on May 10, 2026, unless extended or earlier terminated by the board of directors. Our board of directors may terminate the Incentive Plan at any time. The expiration or other termination of the Incentive Plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the Incentive Plan expires or is terminated. Our board of directors may amend the Incentive Plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the Incentive Plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the Incentive Plan.

Stock Ownership Guidelines
To better align our Independent Directors’ financial interests with those of our stockholders, each of our Independent Directors is expected to own shares of our common stock in an amount equal to three times the cash portion of his or her base annual retainer (1) with respect to directors in office as of November 8, 2022, on or before November 8, 2027, and (2) with respect to any director elected to the board of directors subsequent to November 8, 2022, within five years of his or her election to the board of directors.
Executive Compensation
We have no employees, and all of our day-to-day operations are managed by LaSalle, as our advisor. See “Transactions with Related Persons and Certain Control Persons” below for a description of the Advisory Agreement. During the year ended December 31, 2024, we did not pay any compensation to our executive officers or provide any personal benefits, perquisites, deferred compensation, or other forms of non-cash compensation. We have not paid, and do not intend to pay, any annual compensation to our executive officers for their service as officers, however, we may reimburse our advisor for the services of its personnel, including those who serve as our executive officers, pursuant to the Advisory Agreement.
Compensation Committee Report
SEC regulations require the disclosure of the compensation policies applicable to executive officers in the form of a report by the compensation committee of the board of directors (or a report of the full board of directors in the absence of a compensation committee). As noted above, we are externally managed by LaSalle, our advisor, and have no employees. As a result, we pay no direct compensation to our executive officers and therefore have no separate compensation committee. The board of directors has not considered a compensation policy for employees and has not included a report with this proxy statement. See “Transactions with Related Persons and Certain Control Persons” below for a description of the Advisory Agreement and for additional details regarding reimbursements to LaSalle.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Our executive officers are compensated by LaSalle, our advisor, and not by us and do not serve as members of our board of directors; therefore, none of our executive officers participated in any deliberations regarding executive compensation. In November 2022, our board of directors determined the compensation of our Independent Directors effective January 1, 2023. As also noted above, we have no employees and do not have a separate compensation committee. During the fiscal year ended December 31, 2024, none of our executive officers served as:

•a member of a compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our board of directors; or

•a director of another entity, one of whose executive officers served on our board of directors.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC, within specified time frames, initial reports of beneficial ownership and reports of changes in ownership of our shares of common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file with the SEC.
To our knowledge, based solely on a review of the copies of such reports furnished to us, and confirmations that no additional reports were required, all required Section 16(a) filings were timely and correctly made by reporting persons during the fiscal year ended December 31, 2024, except that within the required two business day reporting requirement imposed by the SEC, the Company did not timely file a Form 3 for Lisa L. Kaufman following her appointment to the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the beneficial ownership of shares of our common stock as of March 14, 2025 by:
•    any beneficial owner of more than five percent of the outstanding shares of our common stock;
•    each of our directors;
•    each of our current executive officers and each person who served as our principal executive officer or principal financial officer at any time during the year ended December 31, 2024; and
•    all of our current directors and executive officers as a group.
To our knowledge, other than as indicated below, there is no person, or group of affiliated persons, that beneficially owns more than five percent of our common stock. Information with respect to beneficial ownership has been furnished by each director and officer.
Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. The address for each of the directors and executive officers listed in the table below is c/o JLL Income Property Trust, Inc., 333 West Wacker Drive, Suite 2300, Chicago, Illinois 60606.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock
Directors and Executive Officers:
R. Martel Day(1)	$41,096	*
Tamara D. Fischer(1)	17,119	*
Bradley J. Gries	—	*
Lisa L. Kaufman	—	*
Douglas A. Lindgren(1)	16,566	*
William E. Sullivan(1)	37,055	*
Lynn C. Thurber(1)	41,686	*
Robin Zeigler(1)	20,489	*
C. Allan Swaringen(1)	9,296	*
Gregory A. Falk(1)	12,490	*
Gordon G. Repp(1)	1,998	*
All current executive officers and directors as a group (11 persons)	$197,796	*%

5% Stockholders:
Jones Lang LaSalle Incorporated (2)	11,247,804	5.04%
_____________________
*Less than 1%.
(1)    Owns Class M-I shares.
(2)     Owns Class M-I and D shares.

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS
The following describes all transactions since January 1, 2024 and currently proposed transactions involving us, our directors, our advisor, our sponsor and any affiliate thereof. Our Independent Directors are specifically charged with the duty to examine, and have examined, the fairness of such transactions, and have determined that all such transactions are fair and reasonable to us and on terms no less favorable to us than those available from unaffiliated third parties.
Ownership Interests
As of March 14, 2025, a subsidiary of JLL owns an aggregate of 2,521,800 Class M-I shares for which it has contributed to us an aggregate of $24.6 million. Of these amounts, (1) 21,611 shares were purchased for $200,000 in November 2011, which will not be eligible for repurchase or resale as long as JLL is our sponsor, and (2) 2,500,190 shares were purchased for $24.4 million. In addition, a subsidiary of JLL owns an aggregate of 8,726,003 Class D shares for which it contributed $100.0 million on January 2, 2025 in exchange for 8,726,003 shares. Each of the foregoing purchases were made at a price equal to the most recently reported NAV per share as of the purchase date. The holder of these shares receives distributions on shares it holds to the same extent as distributions paid to other holders of Class M-I and Class D shares.
As of March 14, 2025, our executive officers and Independent Directors, as a group, own 197,796 Class M-I shares.
Joint Venture Interests
On January 5, 2016, a wholly owned subsidiary of our company acquired an approximate 28% interest in a newly formed partnership, Madison NYC Core Retail Partners, L.P. (the “Retail Partnership”), which acquired an approximate 49% interest in entities (the “Underlying Ventures”) that originally owned 15 retail properties located in the greater New York City area (the “NYC Retail Portfolio”), the result of which is that our company owns an approximate 14% interest in the NYC Retail Portfolio. The original purchase price for such portion was approximately $85 million. The NYC Retail Portfolio currently owns six properties with a current aggregate gross value of approximately $835 million, with our company’s 14% interest equating to approximately $108 million in gross assets and approximately $47 million in net assets. LaSalle serves as an investment adviser to three other institutional clients who also entered into agreements to acquire interests in the Retail Partnership as limited partners, representing an approximate 90% ownership in the Retail Partnership.
Our Relationship with Our Advisor
We are externally advised and managed by LaSalle, our advisor, which is responsible for the management, acquisition, disposal, leasing, maintenance and operating of all our real estate investments. LaSalle also serves as the manager for the DST Program, which is described in “—DST Program Fees and Expenses” below. LaSalle is a wholly owned subsidiary of JLL, our sponsor. LaSalle relies on the personnel of our sponsor for the provision of some services to us. LaSalle’s executive offices are located at 333 West Wacker Drive, Suite 2300, Chicago, Illinois 60606. LaSalle’s telephone number is (312) 897-4000. Ms. Thurber, Ms. Kaufman, Mr. Gries, and Mr. Swaringen, our Affiliated Directors (Mr. Swaringen is also our Chief Executive Officer), Mr. Falk, our Chief Financial Officer, and Mr. Repp, our General Counsel and Secretary, are all employees of LaSalle. We have, and will continue to have, certain relationships with LaSalle and its affiliates. However, there have been no direct financial transactions since January 1, 2024 between us and our Affiliated Directors and our executive officers or the directors and executive officers of LaSalle.
Advisory Agreement
We are managed and advised by LaSalle pursuant to the Advisory Agreement. Pursuant to the Advisory Agreement and subject to the supervision of our board of directors, the advisor has the responsibility to, among other things:
•    consult with our board of directors in formulating its financial, investment, valuation and other policies, consistent with achieving its investment objectives;
•    serve as our investment and financial advisor and provide research and economic and statistical data in connection with its assets and investment policies;
•    recommend to our board of directors the proper allocation of our investments among properties, real estate-related assets and cash, cash equivalents and other short-term investments;
•    calculate our NAV and the NAV of our operating partnership at the close of business on each business day in accordance with our valuation guidelines;
•    supervise our independent valuation advisor and, if and when necessary, recommend the replacement of the independent valuation advisor to our board of directors;
•    assist our dealer manager administratively with the distribution of our shares;
•    select joint venture and strategic partners and structure corresponding agreements;
•    within the authority granted to our advisor by the board of directors, identify, analyze and complete acquisitions and dispositions of investments, and outside of the authority granted by board of directors, identify, analyze and recommend acquisitions and dispositions of investments to the board of directors and complete such transactions on our behalf in accordance with the direction of the board of directors;
•    structure the terms of our and our operating partnership’s investments and arrange for financing or refinancing in connection with investments;
•    assist us and our operating partnership in complying with all federal, state and local regulatory requirements applicable to us with respect to our continuous public offering, our private offerings and our business activities (including Sarbanes-Oxley), including preparing or causing to be prepared all prospectus supplements, post-effective amendments and financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under applicable securities laws; and
•    monitor and manage our and our operating partnership’s investments and provide periodic reports to our board of directors on their performance.
We pay directly or reimburse to our advisor all expenses paid or incurred in connection with the services it provides to us pursuant to the Advisory Agreement, including its provision of administrative service expenses, which may include personnel costs paid to persons who serve as our executive officers.

Advisory Fee
As compensation for its services provided pursuant to the Advisory Agreement, our operating partnership pays LaSalle an advisory fee comprised of two separate components:
(1)    a fixed component in an amount equal to 1/365th of 1.25% of our operating partnership’s NAV for each class of outstanding operating partnership units for each day, accrued daily and payable monthly in arrears; and
(2)     a performance component calculated for each class of operating partnership units on the basis of the total return attributable to that class in any calendar year, such that for any year in which the total return per operating partnership unit for such class exceeds 7% per annum, LaSalle will receive 10% of the excess total return allocable to that class, accrued daily and payable annually in arrears.
To the extent we hold assets outside of our operating partnership (“excluded assets”), we will also pay LaSalle an advisory fee comprised of two separate components: (1) a fixed component in an amount equal to 1/365th of 1.25% of the NAV attributable to the excluded assets for each class of outstanding shares for each day, accrued daily and payable monthly in arrears; and (2) performance component calculated for each class of shares on the basis of our total return (excluding certain distributions attributable to our ownership of operating partnership units or other interest in our operating partnership) on the excluded assets attributable to that class in any calendar year, such that for any year in which the total return per share from the excluded assets for such class exceeds 7% per annum, LaSalle will receive 10% of the excess total return from the excluded assets allocable to that class, accrued daily and payable annually in arrears.
“Total return” is defined for each class of common stock or operating partnership units, as applicable, as the change in NAV per share or operating partnership unit for such class plus distributions per share or operating partnership unit for such class; provided that certain distributions attributable to our ownership of operating partnership units or other interest in our operating partnership will be excluded when calculating our total return. The NAV per share and NAV per operating partnership unit for a class calculated on the last trading day of a calendar year shall be the amount against which changes in NAV per share and NAV per operating partnership unit, respectively, are measured during the subsequent calendar year. However, in the event NAV per share or NAV per operating partnership unit for any class decreases below $10.00, the performance component will not be earned on any increase in NAV up to $10.00 per share or operating partnership unit, as applicable, with respect to that class. The foregoing per share and per operating partnership unit NAV thresholds for each class are subject to downward adjustment by our board of directors to account for any distributions that the board of directors deems to be a return of capital to the applicable class of holders. Therefore, for each class of our common stock, payment of the performance component of the advisory fee (1) is contingent upon our actual annual total return exceeding the 7% return, (2) will vary in amount based on our actual performance, (3) cannot cause our total return as a percentage of stockholders’ invested capital for the year to be reduced below 7%, and (4) is payable to LaSalle if our total return exceeds the 7% return in a particular calendar year, even if the total return to stockholders (or any particular stockholder) on a cumulative basis over any longer or shorter period has been less than 7% per annum. The performance component does not take into account any selling commissions paid by Class A stockholders. LaSalle will not be obligated to return any portion of advisory fees paid based on our subsequent performance.

In connection with certain sales of Class D shares in our ongoing private offering (defined below), LaSalle may reallow to the applicable participating broker-dealer a portion of the fixed component of the advisory fee payable to LaSalle attributable to such Class D shares.
The performance component of the advisory fee is calculated from the total return to stockholders for each class of our common stock or holders of operating partnership units for each class of operating partnership units, as applicable, over a calendar year. As a result, LaSalle may be entitled to receive the performance component with respect to one class of shares or operating partnership units but not another and may be entitled to receive compensation under the performance component of the advisory fee for a given year even if some of our stockholders or holders of operating partnership units who purchased shares or operating partnership units during such year experienced a decline in NAV. Similarly, stockholders who request that we repurchase their shares during a given year may have their shares repurchased at a lower NAV per share as a result of an accrual for the estimated performance component of the advisory fee, even if no performance component is ultimately payable to LaSalle at the end of such calendar year. In addition, if the NAV of our classes of common stock or operating partnership units remains above the threshold levels described in the paragraph above, LaSalle’s ability to earn the performance fee in any year will not be affected by poor performance in prior years.
Reimbursement of Costs and Expenses
We and our operating partnership have agreed to reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us and our operating partnership, subject to the requirement of the NASAA REIT Guidelines that organization and offering expenses related to any public offering not exceed 15% of the gross proceeds from such public offering and the limitations on reimbursement of our operating expenses described below under the heading “2%/25% Guidelines.”
Our advisor funded our organization and offering expenses incurred in connection with our third extended public offering, in the amount of $760,604, and we began reimbursing our advisor for these expenses ratably on a monthly basis over 36 months beginning on December 21, 2021, in the amount of $21,128 per month, with our final reimbursement payment made in December 2024. On December 21, 2021, we commenced paying directly, or reimbursing our advisor if it pays on our behalf, any additional organization and offering expenses incurred during the third extended public offering period, as and when incurred.
Our advisor funded our organization and offering expenses incurred in connection with our fourth extended public offering, in the amount of $351,080, and we will begin reimbursing our advisor for these expenses ratably on a monthly basis over 36 months beginning upon the date the fourth extended public offering becomes effective.

Term and Termination Rights under the Advisory Agreement
Our Advisory Agreement has a one-year term expiring June 5, 2025, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. The Advisory Agreement may be terminated (1) immediately by us for “cause,” upon the bankruptcy of our advisor or upon a material breach of the Advisory Agreement by our advisor, (2) upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our Independent Directors, or (3) upon 60 days’ written notice by our advisor. In the event the Advisory Agreement is terminated, our advisor will be entitled to receive its prorated advisory fee and reimbursement for all reimbursable expenses through the date of termination. In addition, upon the termination or expiration of the Advisory Agreement, our advisor will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function. “Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by our advisor in connection with performing its duties under the Advisory Agreement.
2%/25% Guidelines
As described above, our advisor is entitled to reimbursement for certain expenses. However, we will not reimburse our advisor at the end of any fiscal quarter for “total operating expenses” that for the four consecutive fiscal quarters then ended (the “Expense Year”) exceeded the greater of (1) 2% of our average invested assets or (2) 25% of our net income (the “2%/25% Guidelines”). Our advisor must reimburse us at least quarterly for any amounts by which our total operating expenses exceed the 2%/25% Guidelines in the Expense Year, unless our Independent Directors have determined that such excess expenses were justified based on unusual and non-recurring factors which they deem sufficient.
For purposes of these limits, (1) “total operating expenses” are our aggregate expenses of every character paid or incurred as determined under U.S. generally accepted accounting principles, including the advisory fee, but excluding: (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer and registration of our shares; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses, brokerage fees on resale of properties and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property); (2) “average invested assets” is the average of the aggregate book value of our assets (other than intangibles) invested, directly or indirectly, in real estate and other real estate-related assets, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during the period; and (3) “net income” is our total revenues less our total expenses excluding reserves for depreciation, bad debts and other similar non-cash reserves and excluding any gain from the sale of our assets. For the Expense Year ended December 31, 2024, our total operating expenses did not exceed the limitations of the 2%/25% Guidelines. For the year ended December 31, 2024, our total operating expenses were 1% of our average invested assets and 30% of our net income.

Fees and Reimbursements Paid to Our Advisor
The following table sets forth the fees paid, and the total amount of expenses reimbursed, to our advisor during the year ended December 31, 2024.

Year ended December 31, 2024
Fixed advisory fee	$ 40,392,000
Performance advisory fee	—
Reimbursement of organization and offering expenses(1)	12,216,000
Reimbursement of operating expenses	—
Reimbursement of acquisition expenses	33,200
Reimbursement of other expenses	1,718,000
(1)     As of December 31, 2024, LaSalle had been reimbursed all organization and offering costs for the current public offering and as of March 14, 2025, LaSalle had paid $351,080 of organization and offering costs, which had not yet been reimbursed for the fourth extended public offering.
Selling Commissions and Fees Paid to Our Dealer Manager
LaSalle Investment Management Distributors, LLC, an affiliate of our advisor (the “Dealer Manager”), serves as the dealer manager for our public offering and our separate private offering of Class D shares (our “private offering”). The Dealer Manager coordinates our distribution effort, manages our relationships with participating broker-dealers and helps with compliance matters relating to marketing our public offering and our private offering. The selling commissions and other fees that we pay to the Dealer Manager in connection with our public offering are set forth below.
•    Selling commissions of (1) up to 3.0% of the NAV per Class A share on the date of purchase and (2) up to 1.5% of the NAV per Class A-I share on the date of purchase. We do not pay selling commissions with respect to purchases of Class M or Class M-I shares or shares of any class sold pursuant to our distribution reinvestment plan. All or a portion of the selling commission may be reallowed to participating broker-dealers and reduced for volume purchases.
•    A dealer manager fee that accrues daily on a continuous basis from year to year in an amount of up to 1/365th of (1) 0.85% of our NAV for each of our outstanding Class A shares for such day, (2) 0.30% of our NAV for each of our outstanding Class A-I shares for such day, and (3) 0.30% of our NAV for each of our outstanding Class M shares for such day. We do not pay any dealer manager fees in connection with our Class M-I shares. The dealer manager fee is payable in arrears on a quarterly basis. A portion of the dealer manager fee may be reallowed to participating broker-dealers.
In connection with our private offering, we pay the Dealer Manager selling commissions of up to 1.0% of the NAV per Class D share on the date of purchase. Selling commissions could be reduced or eliminated for certain categories of purchasers. We do not pay any dealer manager fees in connection with the private offering.

The following table sets forth the selling commissions and dealer manager fees paid to the Dealer Manager in connection with our public offering and private offering for the year ended December 31, 2024.

Year ended December 31, 2024
Selling commissions	$ 516,000
Dealer manager fee	11,383,000
For the year ended December 31, 2024, the ratio of the cost of raising capital to capital raised was 7.89%.
Property Management, Leasing and Loan Placement Fees
For certain real estate investments, we have engaged JLL Americas, Inc. (“JLL Americas”), an affiliate of LaSalle, to provide property management services. The decision on which property manager we hire is based upon the property type, the property manager’s expertise and fee and its ability to provide a cost-effective internal control environment that will meet the requirements of Sarbanes-Oxley. As of December 31, 2024, JLL Americas provided property management services for 27 of our properties. The remaining 105 properties were managed by property managers not affiliated with LaSalle. JLL Americas has also been retained to perform leasing services for eight properties on a contingent fee basis. We have also engaged and paid fees to JLL Americas to perform loan placement and brokerage (acquisition and disposition) services for us in the past, and we may use JLL Americas in the future to perform similar services.
The following table sets forth the fees we paid to JLL Americas during the year ended December 31, 2024:

Year ended December 31, 2024
Property management fees	$ 1,507,000
Loan placement services	278,000
Leasing services	1,830,000
Brokerage Fees (acquisition and disposition)	—

DST Program Fees and Expenses
On October 16, 2019, we, through our operating partnership, initiated a program (the “DST Program”) to raise up to $500 million, which our board of directors increased to $3 billion on August 6, 2024, and may further increase in its sole discretion, in private placements exempt from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder through the sale of beneficial interests to “accredited investors” in specific Delaware statutory trusts (“DSTs”) holding real properties (“DST Properties”), which may be sourced from our real properties or from third parties. Each DST Property will be leased back by a wholly owned subsidiary of our operating partnership on a long-term basis of up to ten years pursuant to a master lease agreement. The master lease agreements are expected to be guaranteed by our operating partnership.
Our operating partnership will retain a fair market value purchase option giving it the right, but not the obligation, to acquire the beneficial interests in the DSTs from the investors any time after two years from the closing of the applicable DST offering in exchange for operating partnership units or cash (the “FMV Option”). After a one-year holding period, investors who acquire operating partnership units (other than us and the general partner) generally have the right to cause our operating partnership to redeem all or a portion of their operating partnership units for, at our sole discretion, shares of our common stock, cash, or a combination of both (the “Redemption Right”).
The DST Program has given us the opportunity to expand and diversify our capital-raising strategies by offering what we believe to be an attractive investment product for investors that may be seeking replacement properties to complete like-kind exchange transactions under Section 1031 of the Code, and we expect this to continue as long as Section 1031 of the Code remains in effect as drafted. We intend to use the net offering proceeds from the DST Program to make investments in accordance with our investment strategy and policies, reduce our borrowings and repay indebtedness, and fund the repurchase of shares of all classes of our common stock under our share repurchase plan. We have not allocated specific amounts of the net proceeds from the DST Program for any specific purpose.
LaSalle Investment Management Distributors, LLC serves as the dealer manager for the DST Program on a “best efforts” basis. Our taxable REIT subsidiary, which is a wholly owned subsidiary of our operating partnership, will pay the dealer manager upfront selling commissions, upfront dealer manager fees and placement fees of up to 5.0%, 1.0% and 1.0%, respectively, of the gross purchase price per unit of beneficial interest sold in the DST Program. All or a portion of the upfront selling commissions and dealer manager fees may be waived at the discretion of our dealer manager or reallowed to participating broker-dealers. In addition, the Dealer Manager may receive an ongoing investor servicing fee that is calculated daily on a continuous basis from year to year equal to 1/365th of (1) 0.25% of the NAV of each outstanding unit of beneficial interest for such day, payable by the DSTs; (2) 0.85% of the NAV of each outstanding Class A operating partnership unit, 0.30% of the NAV of each outstanding Class M operating partnership unit and 0.30% of the NAV of each outstanding Class A-I operating partnership unit for such day issued in connection with the FMV Option, payable by our operating partnership; and (3) 0.85% of the NAV of each outstanding Class A share, 0.30% of the NAV of each outstanding Class M share and 0.30% of the NAV of each outstanding Class A-I share for such day issued in connection with the investors’ Redemption Right, payable by us. All or a portion of the fees may be reallowed to participating broker-dealers. The investor servicing fee may continue for so long as the investor in the DST Program holds beneficial interests, Class A operating partnership units, or Class A shares that were issued in connection with the DST Program.

LaSalle serves as the manager for the DST Program. Each DST may pay the manager a management fee equal to a to-be-agreed upon percentage of the NAV of such DST. Additionally, the manager may earn a disposition fee of a to-be-agreed upon percentage of the gross sales price of any DST Property sold to a third party, which it may reduce or waive in its sole discretion and receive reimbursement of certain expenses associated with the establishment, maintenance and operation of the DST and DST Properties.
The following table sets forth the selling commissions, dealer manager fees, and placement fees paid to the Dealer Manager by our taxable REIT subsidiary or operating partnership, as applicable, during the year ended December 31, 2024.

Year ended December 31, 2024
Selling Commissions	$ 6,302,000
Dealer Management Fees	505,000
Placement Fees	6,144,000
Investor Servicing Fees	2,277,000
Conflicts of Interest with LaSalle and its Affiliates
Conflicts of interest may arise between LaSalle, as our advisor, and us with respect to our management. It is anticipated that the officers and employees of LaSalle will devote as much time to us as necessary to effectively manage our operations. LaSalle and its affiliates engage in a broad spectrum of activities including financial advisory activities and have extensive investment activities that are independent from and may from time-to-time conflict with, our investment activities. In the future, there might arise instances in which the interests of LaSalle conflict with our interests or the interests of our stockholders. Subject to specified exceptions, our advisor may engage in transactions with, provide services to, invest in, advise, sponsor or act as investment manager to portfolio companies, investment vehicles and other persons or entities (including our prospective investors) that may have similar structures and investment objectives and policies to ours and that may compete with us for investment opportunities. LaSalle, its affiliates and their respective clients may invest in investments that would be appropriate for us and may compete with us for such investment opportunities and may invest in investments that are senior or junior to, or have rights and interests different from or adverse to, our investment opportunities. LaSalle’s interests in such investments may conflict with our interests in related investments at the time of origination or in the event of default or work out of the investment.
LaSalle and the Dealer Manager will also receive fees and expense reimbursements in connection with their respective roles in the DST Program (which costs are expected to be substantially paid by the investors in the DST Program prior to the exercise of the FMV Option). For more information, see “—DST Program Fees and Expenses” above. These relationships may create conflicts of interest because LaSalle has discretion to choose which of our properties to syndicate in the DST Program.

To reduce or eliminate certain potential conflicts of interest, our charter and the Advisory Agreement contain restrictions and conflict resolution procedures relating to transactions we enter into with our advisor, our directors or their respective affiliates. Each of the restrictions and procedures that apply to transactions with our advisor and its affiliates will also apply to any transaction with any entity or real estate program controlled by our advisor and its affiliates. As a general rule, any related party transaction must be approved by a majority of our directors (including a majority of Independent Directors) not otherwise interested in the transaction. In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.
LaSalle will allocate investment opportunities suitable for us or for other persons, including the DST Program or an account managed or advised by LaSalle, in accordance with an equitable and reasonable allocation procedure consistent with LaSalle’s fiduciary duty to us and with due regard to our investment objectives and the characteristics of the specific investment. LaSalle’s allocation procedure provides that investments identified by it that are appropriate for more than one client of LaSalle are allocated on a rotating basis such that the client that has had the greatest amount of time pass since its last closed investment receives priority in the rotation over the other eligible client(s).
We have also adopted a Code of Ethics that applies to our officers and directors, each of which we refer to as a “covered person.” The Code of Ethics sets forth certain conflicts of interest policies that limit and govern certain matters among us, the covered persons, our advisor and their respective affiliates.
As of April 1, 2025, we have not entered into any related party transactions that implicate the provisions of Item 404(a) of Regulation S-K other than as described above.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed the firm of KPMG to act as our independent registered public accounting firm for the year ending December 31, 2025.
Although it is not required to do so, our board of directors is submitting the Audit Committee’s appointment of KPMG as our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting in order to ascertain the view of our stockholders regarding such appointment as a matter of good corporate governance practice. The affirmative vote of the holders of a majority of votes cast virtually in person or by proxy on the proposal at the Annual Meeting will be required to ratify this proposal. Even if the selection is ratified, our Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests. If the stockholders should not ratify the appointment of KPMG as our independent registered public accounting firm, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in reconsidering the appointment.
Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Our board of directors unanimously recommends you vote “FOR” ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2025.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Prior Ratifications
For each year since 2013, our Audit Committee selected KPMG to serve as our independent registered public accounting firm for the fiscal year then-ended, and the appointment was ratified by stockholders at the respective annual meeting where a quorum was present.
Effective as of March 12, 2025, our Audit Committee selected KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
Fees Paid
The following tables set forth the aggregate fees billed or to be billed to us for services performed for the fiscal years ended December 31, 2024 and 2023 by KPMG.

For the Year Ended December 31,
	2024	2023
Audit fees	$ 798,000	$ 794,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$ 798,000	$ 794,000
Audit fees. The audit fees listed above relate to professional services rendered for the audit of our annual financial statements contained in our annual report, audits of certain of our consolidated and unconsolidated affiliates, reviews of the financial statements included in our Quarterly Reports on Form 10-Q and fees relating to consents required for the filing of documents with the SEC.
Audit Committee Pre-Approval Policies and Procedures
Except as set forth in our Audit Committee’s pre-approval policy described below, our Audit Committee must pre-approve all audit services and permissible non-audit services to be provided to us by the independent auditor. Our Audit Committee must also assess the independence implications for any service whereby LaSalle, and any entity controlling, controlled by, or under common control with LaSalle that provides ongoing services to us (a “Service Affiliate”), employ the independent auditor to render non-audit services, if such engagement would relate directly to our operations and financial reporting. As a part of its review, our Audit Committee will consider whether the provision of such services impacts the auditors’ independence.

Our Audit Committee may delegate to one or more of its members (each, a “Delegate”) authority to pre-approve the independent auditor’s provision of audit services or permissible non-audit services to us, or the assessment of the provision of non-audit services to LaSalle or a Service Affiliate. Any pre-approval determination made by a Delegate shall be presented to the full Audit Committee at its next meeting. Our Audit Committee will communicate any pre-approval made by it or a Delegate to LaSalle or a Service Affiliate, who will ensure that the appropriate disclosure is made in our periodic reports and other documents as required under the federal securities laws.
In addition, our board of directors has adopted the following pre-approval policy with respect to non-audit services. Pre-approval by our Audit Committee of non-audit services is not required so long as:
1.with respect to us, the amount of such permissible non-audit service provided to us constitutes no more than $50,000; and
2.such services under (1) above were not recognized by us at the time of the engagement to be non-audit services and such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its Delegate(s) prior to the completion of the audit.
Since January 1, 2024, all audit and non-audit services performed by KPMG for us that required the pre-approval of our Audit Committee were pre-approved by the Audit Committee.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address and same last name by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and reduced printing and delivery costs for companies. A single proxy statement and annual report may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise, or you submit contrary instructions. Stockholders who participate in householding will continue to receive a separate notice or, if they request paper copies, a separate proxy card, and will remain entitled to vote their individual shares separately. If, at any time, you no longer wish to participate in householding, you may: (1) notify your broker or financial advisor; or (2) direct your written request to JLL Income Property Trust, Inc. Stockholder Services, P.O. Box 219165, Kansas City, Missouri, 64121-9165; or (3) call Stockholder Services at 855-652-0277. Stockholders who share an address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of such documents was previously delivered.

OTHER MATTERS
As of the date of this proxy statement, our management, including our board of directors, does not know of any matters to come before the Annual Meeting other than the matters presented herein. If, however, any other matters do properly come before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the persons designated as proxies to vote in accordance with their discretion with respect to such matters insofar as such proxies are not limited to the contrary.
No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

ANNUAL REPORT
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 was made available to stockholders on or about April 1, 2025.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is available without charge upon written request to Client Service at SS&C Technologies, Inc. C/O SS&C GIDS INC., P.O. Box 219165, Kansas City, Missouri, 64121-9165.
By Order of the Board of Directors
/s/ Gordon G. Repp
Gordon G. Repp
Secretary
April 1, 2025

JLL | INCOME PROPERTY TRUST

SCAN TO
VIEW MATERIALS & VOTE

3 WAYS TO VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/JLLIPT2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61675-P25940-Z89379 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JLL INCOME PROPERTY TRUST, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NINE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE "FOR" PROPOSAL 2.

	For All	Withhold All	For All Except
1. To elect nine directors for the ensuing year and until their successors are elected and qualify.	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Lynn C. Thurber
02) R. Martel Day
03) Tamara D. Fischer
04) Bradley J. Gries
05) Lisa L. Kaufman
06) Douglas A. Lindgren
07) William E. Sullivan
08) C. Allan Swaringen
09) Robin M. Zeigler

Please print and sign exactly as your name(s) appear(s) on this card to authorize the voting of the shares. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner must sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

JLL INCOME PROPERTY TRUST, INC.
YOUR VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Proxy and our 2024 Annual Report are available at www.proxyvote.com.

V61676-P25940-Z89379

JLL INCOME PROPERTY TRUST, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS – JUNE 12, 2025

The undersigned hereby appoints C. Allan Swaringen and Gordon G. Repp, each as a proxy of the undersigned, with full power of substitution, to vote all of the shares of common stock (the "Shares") of JLL INCOME PROPERTY TRUST, INC. ("JLL Income Property Trust") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of JLL Income Property Trust to be held virtually at www.virtualshareholdermeeting.com/JLLIPT2025 at 8:30 a.m. Central Time on Thursday, June 12, 2025, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters indicated on the reverse side, in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

If you sign the proxy without otherwise indicating a vote on the proposals, this proxy will be voted "FOR" each of the nominees and the proposal listed on the reverse side. As to any other matter that may properly come before the meeting and all postponements, continuations and adjournments thereof, the Shares will be voted by the proxies in accordance with their judgment. If specific instructions are indicated, this proxy will be voted in accordance therewith. **JLL Income Property Trust's board of directors recommends that stockholders vote "FOR" (1) each of the nominees for director listed on the reverse side and (2) the ratification of the appointment of KPMG LLP as JLL Income Property Trust's independent registered public accounting firm for the year ending December 31, 2025.**

PLEASE MARK, SIGN AND DATE, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE SIDE.

Every vote counts. To express our appreciation for your participation, JLL Income Property Trust will donate to Feeding America on behalf of every stockholder account that votes.

PLEASE BE SURE TO SIGN AND DATE THIS CARD AND MARK ON THE REVERSE SIDE